                         [EXECUTION COPY]



__________________________________________________________________________

           $1,125,000,000

          CREDIT AGREEMENT

      Dated as of July 2, 1997,

                Among

       CMS ENERGY CORPORATION
             as Borrower

                 and

       THE BANKS NAMED HEREIN
              as Banks

                 and

      THE CHASE MANHATTAN BANK
as Administrative Agent, Collateral Agent,
Documentation Agent and Syndication Agent

                 and

              THE CO-AGENTS NAMED HEREIN
                     as Co-Agents

                          and

            THE LEAD MANAGERS NAMED HEREIN
                   as Lead Managers

             ____________________________

                 CHASE SECURITIES INC.
                      as Arranger

__________________________________________________________________________

                     TABLE OF CONTENTS

Section                                 Page


                         ARTICLE I
             DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.Certain Defined Terms. . . .    2
SECTION 1.02.Computation of Time Periods;
               Construction . . . . . . .   26
SECTION 1.03.Accounting Terms . . . . . .   27

                        ARTICLE II
                        COMMITMENTS

 SECTION 2.01.The Commitments . . . . . . . .  27
 SECTION 2.02.Fees. . . . . . . . . . . . . .  28
 SECTION 2.03.Reduction of the Commitments. .  30
 SECTION 2.04.Computations of Outstandings. .  31
 SECTION 2.05.Extension of Termination Date .  31

                          ARTICLE III
                             LOANS

 SECTION 3.01.Loans . . . . . . . . . . . . .  32
 SECTION 3.02.Conversion of Loans . . . . . .  34
 SECTION 3.03.Interest Periods. . . . . . . .  34
 SECTION 3.04.Other Terms Relating to the Making
                and Conversion of Loans . . .  35
 SECTION 3.05.Repayment of Loans; Interest. .  38

                          ARTICLE IV
                       LETTERS OF CREDIT

 SECTION 4.01.Issuing Banks . . . . . . . . .  39
 SECTION 4.02.Letters of Credit . . . . . . .  39
 SECTION 4.03.Issuing Bank Fees . . . . . . .  40
 SECTION 4.04.Reimbursement to Issuing Banks.  40
 SECTION 4.05.Obligations Absolute. . . . . .  41
 SECTION 4.06.Liability of Issuing Banks and the
                Lenders . . . . . . . . . . .  42

                           ARTICLE V
                  PAYMENTS, COMPUTATIONS AND
                       YIELD PROTECTION

 SECTION 5.01.Payments and Computations . . .  43
 SECTION 5.02.Interest Rate Determination . .  45
 SECTION 5.03.Prepayments . . . . . . . . . .  45
 SECTION 5.04.Yield Protection. . . . . . . .  46
 SECTION 5.05.Sharing of Payments, Etc. . . .  48
 SECTION 5.06.Taxes . . . . . . . . . . . . .  49

                          ARTICLE VI
                     CONDITIONS PRECEDENT

 SECTION 6.01.Conditions Precedent to the Initial
               Extension of Credit. . . . . .  51
 SECTION 6.02.Conditions Precedent to Each
                Extension of Credit . . . . .  53
 SECTION 6.03.Conditions Precedent to Certain
                Extensions of Credit. . . . .  54
 SECTION 6.04.Reliance on Certificates. . . .  55

                          ARTICLE VII
                       REPRESENTATIONS AND WARRANTIES

  SECTION 7.01.   Representations and Warranties of
                    the Borrower. . . . . . . . . . .   55

                                ARTICLE VIII
                          COVENANTS OF THE BORROWER

  SECTION 8.01.   Affirmative Covenants . . . . . . .   59
  SECTION 8.02.   Negative Covenants. . . . . . . . .   63
  SECTION 8.03.   Reporting Obligations . . . . . . .   68

                                 ARTICLE IX
                                  DEFAULTS

  SECTION 9.01.   Events of Default . . . . . . . . .   71
  SECTION 9.02.   Remedies. . . . . . . . . . . . . .   73

                                  ARTICLE X
                                 THE AGENTS

  SECTION 10.01.  Authorization and Action. . . . . .   74
  SECTION 10.02.  Indemnification . . . . . . . . . .   76

                                 ARTICLE XI
                                MISCELLANEOUS

  SECTION 11.01.  Amendments, Etc.. . . . . . . . . .   77
  SECTION 11.02.  Notices, Etc. . . . . . . . . . . .   77
  SECTION 11.03.  No Waiver of Remedies . . . . . . .   78
  SECTION 11.04.  Costs, Expenses and
                    Indemnification . . . . . . . . .   78
  SECTION 11.05.  Right of Set-off. . . . . . . . . .   79
  SECTION 11.06.  Binding Effect. . . . . . . . . . .   80
  SECTION 11.07.  Assignments and Participation . . .   80
  SECTION 11.08.  Confidentiality . . . . . . . . . .   85
  SECTION 11.09.  Waiver of Jury Trial. . . . . . . .   86
  SECTION 11.10.  Governing Law; Submission to
                  Jurisdiction. . . . . . . . . . . .   86
  SECTION 11.11.  Relation of the Parties; No
                    Beneficiary . . . . . . . . . . .   86
  SECTION 11.12.  Existing Banks' Waiver,
                    Acknowledgment and Release. . . .   87
  SECTION 11.13.  Execution in Counterparts . . . . .   87
  SECTION 11.14.  Survival of Agreement . . . . . . .   87

Exhibits

EXHIBIT A -   Form of Notice of Borrowing
EXHIBIT B -   Form of Notice of Conversion
EXHIBIT C -   Form of Cash Collateral Agreement
EXHIBIT D -   Form of Opinion of Michael D. VanHemert, Esq., Counsel of
              the Borrower
EXHIBIT E -   Form of Opinion of McDermott, Will & Emery, counsel to the
              Administrative Agent
EXHIBIT F -   Form of Compliance Schedule
EXHIBIT G -   Form of Lender Assignment
EXHIBIT H -   Terms of Subordination (Junior Subordinated Debt)
EXHIBIT I -   Terms of Subordination (Guaranty of Hybrid Preferred
              Securities)


Schedules

SCHEDULE I    Applicable Lending Offices
SCHEDULE II   Certain Debt

                              CREDIT AGREEMENT

                          Dated as of July 2, 1997




   THIS CREDIT AGREEMENT is made by and among:

   (i)    CMS Energy Corporation, a Michigan corporation (the "Borrower"),

   (ii) the banks (the "Banks") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto,

   (iii) The Chase Manhattan Bank ("Chase"), as administrative agent (the "Administrative Agent"), documentation agent (the "Documentation Agent"), collateral agent (the "Collateral Agent") and syndication agent (the "Syndication Agent") for the Lenders hereunder, and

   (iv) the Co-Agents (the "Co-Agents") and Lead Managers (the "Lead Managers") listed on the signature pages hereof.


                           PRELIMINARY STATEMENTS

   The Borrower has requested the Banks to provide the credit facilities hereinafter described in the amounts and on the terms and conditions set forth herein. The Banks have so agreed on the terms and conditions set forth herein, and the Agents have agreed to act as agents for the Lenders on such terms and conditions.

   The parties hereto acknowledge and agree that neither Consumers (as hereinafter defined) nor any of its Subsidiaries (as hereinafter defined) will be a party to, or will in any way be bound by any provision of, this Agreement or any other Loan Document (as hereinafter defined), and that no Loan Document will be enforceable against Consumers or any of its Subsidiaries or their respective assets.

   Accordingly, the parties hereto agree as follows:


                                  ARTICLE I
                      DEFINITIONS AND ACCOUNTING TERMS

   SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "ABR Loan" means a Loan that bears interest as provided in Section 3.05(c)(i).

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

      "Agent" means, as the context may require, the Administrative Agent, the Documentation Agent, the Collateral Agent, the Syndication Agent or any Co-Agent; and "Agents" means any or all of the foregoing.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

      "Applicable Lending Office" means, with respect to each Lender,
   (i) such Lender's Domestic Lending Office, in the case of an ABR Loan, and (ii) such Lender's Eurodollar Lending Office, in the case of a Eurodollar Rate Loan.

      "Applicable Margin" means, on any date of determination:

          (a) with respect to any Revolving Loans, (i) 0.25% per annum in the case of ABR Loans and (ii) 1.25% per annum in the case of Eurodollar Rate Loans, and

          (b) with respect to Term Loans, (i) from the Closing Date until the third anniversary of the Closing Date, (A) 0.25% per annum in the case of ABR Loans and (B) 1.25% per annum in the case of Eurodollar Rate Loans, and (ii) from the third anniversary of the Closing Date, (i) 0.50% per annum in the case of ABR Loans and (ii) 1.50% per annum in the case of Eurodollar Rate Loans.

   Notwithstanding the foregoing, each of the foregoing Applicable Margins shall be (i) increased by 0.50% per annum in the event that, and at all times during which, the Index Debt shall be rated BB- (or its equivalent) or lower by any two of S&P, Fitch, Moody's and D&P, provided that one of such two rating agencies is S&P or Moody's, (ii) decreased by 0.25% per annum in the event that, and at all times during which, the Index Debt shall be rated BBB- (or its equivalent) or higher by any two of S&P, Fitch, Moody's and D&P, provided that one of such two rating agencies is S&P or Moody's, and (iii) increased by 0.125% per annum in the event that, and at all times during which, all or any portion of the principal amount of a Revolving 364-Day Loan is outstanding. The Applicable Margins shall be increased or decreased in accordance with this definition upon any change in the applicable ratings of the Index Debt, and such increased or decreased Applicable Margins shall be effective from the date of announcement of any such new ratings. The Borrower agrees to notify the Administrative Agent promptly after each change in any rating of the Index Debt. In the event that the Borrower has no Index Debt outstanding or the Index Debt is no longer rated by any two of S&P, Fitch, Moody's and D&P and by one of Moody's or S&P, the Applicable Margins will be such amount or amounts as may be mutually agreed by the Borrower and all the Lenders, provided that until such amount or amounts are so agreed, the Applicable Margins shall be the Applicable Margins in effect immediately prior to the date on which the Index Debt is no longer outstanding or so rated (as the case may be).

      "Applicable Rate" means:

          (i) in the case of each ABR Loan, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and

          (ii) in the case of each Eurodollar Rate Loan comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

      "Arranger" means Chase Securities Inc.

      "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of any change in law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

      "Available Commitment" means, for each Lender on any day with respect to any Tranche, the unused portion of such Lender's Commitment under such Tranche, computed after giving effect to all Extensions of Credit or prepayments to be made on such day and the application of proceeds therefrom under such Tranche. "Available Commitments" means, with respect to any Tranche, the aggregate of the Lenders' Available Commitments under such Tranche.

      "Base CD Rate" means the sum of (i) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (ii) the Assessment Rate.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrowing" means a borrowing under any Tranche consisting of Loans of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders, ratably in accordance with their respective Percentages. Any Borrowing consisting of Loans of a particular Type may be referred to as being a Borrowing of such "Type". All Loans of the same Type under any Tranche, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

      "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and Detroit, Michigan, and, if the applicable Business Day relates to any Eurodollar Rate Loan, on which dealings are carried on in the London interbank market.

      "Cash Collateral Agreement" means the Cash Collateral Agreement, dated as of the date hereof, between the Borrower and the Collateral Agent, for the benefit of the Lenders, substantially in the form of Exhibit C.

      "Cash Dividend Income" means, for any period, the amount of all cash dividends received by the Borrower from its Subsidiaries during such period that are paid out of the net income (without giving effect to any extraordinary gains in excess of $5,000,000) of such Subsidiaries during such period.

      Closing Date means the date upon which each of the conditions precedent enumerated in Section 6.01 has been fulfilled to the satisfaction of the Lenders, the Administrative Agent and the Borrower. All transactions contemplated by the Closing Date shall take place on or before July 2, 1997, at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020, at 10:00 A.M., or such other time as the parties hereto may mutually agree.

      "Collateral" means the "Collateral" under the Cash Collateral
   Agreement.

      "Collateral Release Date" means the first date (during the absence of any Default or Event of Default) by which both of the following events shall have occurred:

          (i) the long-term secured debt of Consumers shall be rated BBB- (or its equivalent) or higher by any two of S&P, Fitch, Moody's and D&P, provided that one of such two rating agencies is S&P or Moody's; and

          (ii) the Borrower shall have maintained a ratio of Consolidated Debt to Consolidated Capital of less than 0.64:1.0 for three consecutive calendar months.

      "Commitment" means, for each Lender, such Lender's Revolving 364-Day Commitment, Revolving 3-Year Commitment or Term Commitment, or any combination thereof (as the context may require). "Commitments" means the total of the Lenders' Commitments under any Tranche or any combination thereof (as the context may require). The aggregate Commitments under all of the Tranches shall in no event exceed
   $1,125,000,000.

      "Confidential Information" has the meaning assigned to that term in
   Section 11.08.

      "Consolidated Capital" means, at any date of determination, the sum of (a) Consolidated Debt, (b) consolidated equity of the common stockholders of the Borrower and the Consolidated Subsidiaries,
   (c) consolidated equity of the preference stockholders of the Borrower and the Consolidated Subsidiaries, and (d) consolidated equity of the preferred stockholders of the Borrower and the Consolidated Subsidiaries, in the case of clauses (b) through (d) above, determined at such date in accordance with GAAP; provided, however, that (i) Consolidated Capital shall include Project Finance Equity of the Borrower and the Consolidated Subsidiaries in any Consolidated Subsidiary only to the extent of the Borrower's Ownership Interest in such Consolidated Subsidiary, (ii) the consolidated equity of the preferred stockholders of the Borrower and the Consolidated Subsidiaries shall include the aggregate amount of all Hybrid Preferred Securities and (iii) for purposes of this definition only, the consolidated equity of the stockholders of the Borrower and the Consolidated Subsidiaries shall include only such percentage of the Net Proceeds from any issuance of any hybrid debt/equity securities (other than Junior Subordinated Debt and Hybrid Preferred Securities) by the Borrower or any Consolidated Subsidiary as shall be agreed by the Administrative Agent and the Borrower (and consented to by the Required Lenders) prior to such issuance, which percentage shall be based on, among other things, the treatment (if any) given to such hybrid securities by the rating agencies.

      "Consolidated Debt" means, without duplication, at any date of determination, the sum of the aggregate Debt of the Borrower plus the aggregate debt (as such term is construed in accordance with GAAP) of the Consolidated Subsidiaries; provided, however, that:

          (a) Consolidated Debt shall not include any Support Obligation described in clause (iv) or (v) of the definition thereof if such Support Obligation or the primary obligation so supported is not fixed or conclusively determined or is not otherwise reasonably quantifiable as of the date of determination;

          (b) Consolidated Debt shall not include (i) any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary or (ii) any guaranty by the Borrower of payments with respect to any Hybrid Preferred Securities, provided that such guaranty is subordinated to the rights of the Lenders hereunder and under the other Loan Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit I, or pursuant to other terms and conditions satisfactory to the Required Lenders;

          (c) for purposes of this definition only, the percentage of the Net Proceeds from any issuance of hybrid debt/equity securities (other than Junior Subordinated Debt and Hybrid Preferred Securities) by the Borrower or any Consolidated Subsidiary that shall be considered Consolidated Debt shall be agreed by the Administrative Agent and the Borrower (and consented to by the Required Lenders) prior to such issuance and shall be based on, among other things, the treatment (if any) given to such hybrid securities by the rating agencies;

          (d) with respect to any Support Obligations provided by the Borrower in connection with a sale by MS&T of natural gas, natural gas liquids, electricity, oil, propane or coal to any other Person (a "Purchasing Party"), Consolidated Debt shall include only:

             (i) the excess, if any, of (A) the aggregate amount of any Support Obligations provided by the Borrower in respect of MS&T's payment obligations under any purchase or other cover arrangement (a "Covering Transaction") entered into by MS&T in connection with such sale over (B) the aggregate amount of (i) any Support Obligations provided by the direct or indirect parent company of such Purchasing Party (the "Purchasing Party Guarantor") or (ii) any irrevocable letter of credit provided by any financial institution for the account of such Purchasing Party or Purchasing Party Guarantor, in each case for the benefit of MS&T in support of such Purchasing Party's payment obligations to MS&T arising from such sale, provided that (x) the senior, unsecured, non-credit enhanced indebtedness of such Purchasing Party Guarantor or such financial institution (as the case may be) is rated BBB- (or its equivalent) or higher by any two of S&P, Fitch, Moody's and D&P (provided that one of such two rating agencies is S&P or Moody's), (y) no default by such Purchasing Party Guarantor in respect of any such Support Obligations provided by such Purchasing Party Guarantor has occurred and is continuing and (z) such Purchasing Party Guarantor is not the Borrower or any Affiliate of the Borrower or any of its Subsidiaries, and

             (ii)   subject to subsection (a) above, the excess, if any, of
          (A) the aggregate amount of any Support Obligations provided by the Borrower in respect of MS&T's performance obligations to such Purchasing Party in connection with such sale over (B) the aggregate amount of (i) any Support Obligations provided by the direct or indirect parent company (the "Counterparty Guarantor") of the counterparty to any Covering Transaction entered into by MS&T in connection with such sale or (ii) any performance bond provided by any financial institution or surety company for the account of such counterparty or Counterparty Guarantor, in each case for the benefit of MS&T in support of such counterparty's performance obligations to MS&T arising from such Covering Transaction, provided that (x) the senior, unsecured, non-credit enhanced indebtedness of such Counterparty Guarantor, financial institution or surety company (as the case may be) is rated BBB- (or its equivalent) or higher by any two of S&P, Fitch, Moody's and D&P (provided that one of such two rating agencies is S&P or Moody's), (y) no default by such Counterparty Guarantor in respect of any such Support Obligations provided by such Counterparty Guarantor has occurred and is continuing and (z) such Counterparty Guarantor is not the Borrower or any Affiliate of the Borrower or any of its Subsidiaries; and

          (e) for purposes of this definition only, debt of any Consolidated Subsidiary shall include Project Finance Debt of such Consolidated Subsidiary only to the extent of the Borrower's Ownership Interest in such Consolidated Subsidiary.

      "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

      "Consumers" means Consumers Energy Company, a Michigan corporation, all of whose common stock is on the date hereof owned by the Borrower.

      "Consumers Dividend Restriction" means any restriction enacted or imposed after October 1, 1992 upon the ability of Consumers to pay cash dividends to the Borrower in respect of Consumers' capital stock, whether such restriction is imposed by statute, regulation, decisions or rulings by the Michigan Public Service Commission or the Federal Energy Regulatory Commission (or any successor agency or agencies), final judgments of any court of competent jurisdiction, indentures, agreements, contracts or restrictions to which Consumers is a party or by which it is bound or otherwise; provided, that no restriction on such dividends existing on October 1, 1992 shall be a Consumers Dividend Restriction at any time.

      "Conversion", "Convert" or "Converted" refers to a conversion of Loans of one Type into Loans of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Loans, as the case may be, pursuant to Section 3.02.

      "D&P" means Duff & Phelps, Inc. or any successor thereto.

      "Debt" means, for any Person, without duplication, any and all indebtedness, liabilities and other monetary obligations of such Person (whether for principal, interest, fees, costs, expenses or otherwise, and whether contingent or otherwise) (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments,
   (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business which are not overdue), (iii) as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases,
   (iv) under reimbursement or similar agreements with respect to letters of credit issued thereunder, (v) under any interest rate swap, "cap", "collar" or other hedging agreements; provided, however, for purposes of the calculation of Debt for this clause (v) only, the actual amount of Debt of such Person shall be determined on a net basis to the extent such agreements permit such amounts to be calculated on a net basis,
   (vi) to pay rent or other amounts under leases entered into in connection with sale and leaseback transactions involving assets of such Person being sold in connection therewith, (vii) arising from any accumulated funding deficiency (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) for a Plan, and
   (viii) arising from (A) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to warrant or hold harmless, pursuant to a legally binding agreement, a creditor against loss in respect of, Debt of others referred to in clauses (i) through (vii) above and (B) other guaranty or similar financial obligations in respect of the performance of others, including Support Obligations.

      "Default" means an event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

      "Default Rate" means a rate per annum equal at all times to (i) in the case of any amount of principal of any Loan that is not paid when due, 2% per annum above the Applicable Rate required to be paid on such Loan immediately prior to the date on which such amount became due, and
   (ii) in the case of any amount of interest, fees or other amounts payable hereunder that is not paid when due, 2% per annum above the Applicable Rate for an ABR Loan in effect from time to time.

      "Dividend Coverage Ratio" means, at any date, the ratio of (i) Pro Forma Dividend Amounts to (ii) Issuer Interest Expense, as such terms are defined in the Indenture as in effect on the date hereof.

      "Dollars" and the sign "$" each means lawful money of the United
   States.

      "Domestic Lending Office" means, with respect to any Lender, the office or affiliate of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender, or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

      "Eligible Assignee" means (a) a commercial bank or trust company organized under the laws of the United States, or any State thereof;
   (b) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (c) the central bank of any country that is a member of the OECD; and (d) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; provided, however, that (A) any such Person shall also (i) have outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or (ii) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), (B) any Person described in clause (b), (c), or (d) above, shall, on the date on which it is to become a Lender hereunder, (1) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 5.06) and
   (2) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 5.04(a) or (c) (except to the extent that, in the absence of the making of an assignment to such Person, the assigning Lender would have incurred an equal or greater amount of such losses, costs or expenses and such losses, costs or expenses would have been payable by the Borrower to such assigning Lender hereunder), (C) any Person described in clauses
   (a), (b), (c) and (d) above, which is not a Lender shall, in addition, be acceptable to any Issuing Bank based upon its then-existing credit criteria and (D) any Person described in clause (d) above shall, in addition, be acceptable to the Administrative Agent.

      "Enterprises" means CMS Enterprises Company, a Michigan corporation, all of whose common stock is on the date hereof owned by the Borrower.

      "Enterprises Significant Subsidiary" means Nomeco, CMS Generation Co., CMS Gas Transmission and Storage Company and any other direct subsidiary of Enterprises having a net worth in excess of $50 million.

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental agency or authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance or to health and safety matters.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon
   (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Distributions" shall mean, for any period, the aggregate amount of cash received by the Borrower from its Subsidiaries during such period that are paid out of proceeds from the sale of common equity of Subsidiaries of the Borrower.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) that is a "commonly controlled entity" within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986, as amended.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurodollar Rate.

      "Eurodollar Lending Office" means, with respect to any Lender, the office or affiliate of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender (or, if no such office or affiliate is specified, its Domestic Lending Office), or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

      "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Loan made as part of the same Borrowing, an interest rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%) equal to (a) the average of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Loan made as part of such Borrowing and for a period equal to such Interest Period, multiplied by (b) the Statutory Reserve Rate. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Loan made as part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Sections 3.04(c) and 5.02.

      "Eurodollar Rate Loan" means a Loan that bears interest as provided in Section 3.05(c)(ii).

      "Event of Default" has the meaning specified in Section 9.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Existing Banks" means the Banks party to the Existing Revolving
   Agreement.

      "Existing Letters of Credit" means (i) the irrevocable standby letter of credit, dated April 29, 1994, issued by The Bank of Tokyo-Mitsubishi, Ltd., Los Angeles Branch (formerly known as The Bank of Tokyo, Ltd., Los Angeles Agency), in favor of New York State Electric & Gas Corporation, bearing letter of credit number 165-LCS-916840, and
   (ii) the irrevocable standby letter of credit, dated December 9, 1994, issued by The Bank of Tokyo-Mitsubishi, Ltd., Los Angeles Branch (formerly known as The Bank of Tokyo, Ltd., Los Angeles Agency), in favor of Banco Latino Americano de Exportaciones, S.A., bearing letter of credit number 165-LCS-917216. The Existing Letters of Credit shall each constitute a Letter of Credit hereunder.

      "Existing Revolving Agreement" means the Credit Agreement, dated as of November 21, 1995, among the Borrower, the lenders party thereto, Citibank, N.A. and Union Bank of California, N.A., as Co-Agents, Citibank, N.A., as Documentation Agent, Union Bank of California, N.A., as Operational Agent, and the Co-Managers named therein.

      "Existing Term Agreement" means the Term Loan Agreement, dated as of November 21, 1995, among the Borrower, the lenders party thereto, Citibank, N.A. and Union Bank of California, N.A., as Co-Agents, Citibank, N.A., as Documentation Agent, Union Bank of California, N.A., as Operational Agent, and the Co-Managers named therein.

      "Extension of Credit" means (i) the making of a Borrowing (including any Conversion), (ii) the issuance of a Letter of Credit, or (iii) the amendment of any Letter of Credit having the effect of extending the stated termination date thereof, increasing the LC Outstandings thereunder, or otherwise altering any of the material terms or conditions thereof.

      "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

      "Fee Letter" has the meaning assigned to that term in
   Section 2.02(c).

      "Fitch" means Fitch's Investors Services or any successor thereto.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "GAAP" has the meaning assigned to that term in Section 1.03.

      "Governmental Approval" means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body, required in connection with either (i) the execution, delivery, or performance of any Loan Document by the Borrower, (ii) the grant and perfection of any Lien contemplated by the Cash Collateral Agreement or
   (iii) the exercise by any Agent (on behalf of the Lenders) of any right or remedy provided for under the Cash Collateral Agreement.

      "Hazardous Substance" means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

      "Hybrid Preferred Securities" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

          (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Borrower or Consumers in exchange for Junior Subordinated Debt issued by the Borrower or Consumers, respectively;

          (ii) such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the Junior Subordinated Debt; and

          (iii) the Borrower or Consumers (as the case may be) makes periodic interest payments on the Junior Subordinated Debt, which interest payments are in turn used by the Hybrid Preferred
      Securities Subsidiary to make corresponding payments to the holders of the preferred securities.

      "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Borrower or Consumers) at all times by the Borrower or Consumers, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of Junior Subordinated Debt issued by the Borrower or Consumers (as the case may be) and payments made from time to time on such Junior Subordinated Debt.

      "Indemnified Person" has the meaning assigned to that term in
   Section 11.04(b).

      "Indenture" means that certain Indenture, dated as of September 15, 1992, between the Borrower and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 1, 1992, the Second Supplemental Indenture, dated as of October 1, 1992, and the Third Supplemental Indenture, dated as of May 6, 1997, as said Indenture may be further amended or otherwise modified from time to time in accordance with its terms.

      "Index Debt" means senior, unsecured indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement; provided, however, that in the event that all such senior unsecured indebtedness becomes equally and ratably secured by the Pledged Stock, the Index Debt shall be such senior secured indebtedness.

      "Interest Period" has the meaning assigned to that term in Section
   3.03.

      "Issuing Bank" means (i) any Lender designated by the Borrower in accordance with Section 4.01(a) as the issuer of a Letter of Credit pursuant to an Issuing Bank Agreement and (ii) any other financial institution that has issued an Existing Letter of Credit pursuant to an Issuing Bank Agreement (provided, however, that unless such other financial institution is a Lender hereunder, it shall not be permitted to issue any Letters of Credit after the date hereof). As of the date hereof, the Borrower has designated Chase as an Issuing Bank, and the Administrative Agent has accepted such designee pursuant to Section 4.01.

      "Issuing Bank Agreement" means an agreement between an Issuing Bank and the Borrower, in form and substance satisfactory to the Administrative Agent, providing for the issuance of one or more Letters of Credit, in form and substance satisfactory to the Administrative Agent, in support of a general corporate activity of the Borrower.

      "Junior Subordinated Debt" means any unsecured Debt of the Borrower or Consumers (i) issued in exchange for the proceeds of Hybrid Preferred Securities and (ii) subordinated to the rights of the Lenders hereunder and under the other Loan Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit H, or pursuant to other terms and conditions satisfactory to the Required Lenders.

      "LC Payment Notice" has the meaning assigned to that term in Section 4.04(b).

      "LC Outstandings" means, for any Letter of Credit on any date of determination, the maximum amount available to be drawn under such Letter of Credit (assuming the satisfaction of all conditions for drawing enumerated therein).

      "Lead Manager" has the meaning specified in the preamble to this Agreement.

      "Lender Assignment" means an assignment and agreement entered into by a Lender and an Eligible Assignee, and accepted by the Documentation Agent, in substantially the form of Exhibit G.

      "Lenders" means the Banks listed on the signature pages hereof, each Eligible Assignee that shall become a party hereto pursuant to Section
   11.07 and, if and to the extent so provided in Section 4.04(c), each Issuing Bank.

      "Letter of Credit" means a letter of credit issued by an Issuing Bank pursuant to Section 4.02, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement and the Issuing Bank Agreement to which it relates.

      "Lien" has the meaning assigned to that term in Section 8.02(a).

      "Loan" means a Revolving 364-Day Loan, a Revolving Three-Year Loan or a Term Loan (as the context may require) by a Lender to the Borrower, and refers to an ABR Loan or a Eurodollar Rate Loan (each of which shall be a "Type" of Loan). All Loans by a Lender of the same Type under any Tranche, having the same Interest Period and made or Converted on the same day shall be deemed to be a single Loan by such Lender until repaid or next Converted.

      "Loan Documents" means this Agreement, any Promissory Notes, the Cash Collateral Agreement, the Fee Letter, the Issuing Bank
   Agreement(s) and all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.

      "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, financial condition or results of operations of the Borrower and its Subsidiaries, considered as a whole, (b) the Borrower's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party or (c) the validity or enforceability of any Loan Document or the rights and remedies of any Agent or the Lenders thereunder.

      "Measurement Quarter" has the meaning assigned to that term in
   Section 8.01(j).

      "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

      "MS&T" means CMS Marketing, Services and Trading Company, a Michigan corporation, all of whose capital stock is on the date hereof owned by Enterprises.

      "Net Proceeds" means, with respect to any sale or issuance of securities or incurrence of Debt by any Person, the excess of (i) the gross cash proceeds received by or on behalf of such Person in respect of such sale, issuance or incurrence (as the case may be) over
   (ii) customary underwriting commissions, auditing and legal fees, printing costs, rating agency fees and other customary and reasonable fees and expenses incurred by such Person in connection therewith.

      "Net Worth" means, with respect to any Person, the excess of such Person's total assets over its total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, and (iii) any items not included in clauses (i) or (ii) above, that are treated as intangibles in conformity with GAAP.

      "Nomeco" means CMS NOMECO Oil & Gas Co., a Michigan corporation, all of whose capital stock is on the date hereof owned by Enterprises.

      "Noteholders" means, collectively, the owners of record from time to time of the Senior Notes.

      "Notice of Borrowing" has the meaning assigned to that term in
   Section 3.01(a).

      "OECD" means the Organization for Economic Cooperation and Development.

      "Ownership Interest" of the Borrower in any Consolidated Subsidiary means, at any date of determination, the percentage determined by dividing (i) the aggregate amount of Project Finance Equity in such Consolidated Subsidiary owned or controlled, directly or indirectly, by the Borrower and any other Consolidated Subsidiary on such date, by
   (ii) the aggregate amount of Project Finance Equity in such Consolidated Subsidiary owned or controlled, directly or indirectly, by all Persons (including the Borrower and the Consolidated Subsidiaries) on such date. Notwithstanding anything to the contrary set forth above, if the "Ownership Interest," calculated as set forth above, is 50% or less, such percentage shall be deemed to equal 0%.

      "Participant" has the meaning assigned to that term in Section
   11.07(e).

      "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

      "Percentage" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitments under all of the Tranches (or under any Tranche, as the context may require) on such day by the total of the Lenders' Commitments under all of the Tranches (or under such Tranche, as the context may require) on such date, and multiplying the quotient so obtained by 100%; provided, that a Lender's Percentage of the Commitments under any Tranche shall in all cases equal such Lender's Percentage of the Commitments under any other Tranche. In the event that the Commitments have been terminated, each Lender's Percentage shall be calculated on the basis of the Commitments in effect immediately prior to such termination.

      "Permitted Investments" means each of the following so long as no such Permitted Investment shall have a final maturity later than six months from the date of investment therein:

          (i) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States or any agency thereof;

          (ii) certificates of deposit or bankers' acceptances issued, or time deposits held, or investment contracts guaranteed, by any Lender, any nationally-recognized securities dealer or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any other country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness);

          (iii) obligations with any Lender, any other bank or trust company described in clause (ii), above, or any nationally-recognized securities dealer, in respect of the repurchase of obligations of the type described in clause (i), above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender, such other bank or trust company or such securities dealer;

          (iv) commercial paper rated (on the date of acquisition thereof) A-1 or P-1 or better by S&P or Moody's, respectively (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper); and

          (v) any eurodollar certificate of deposit issued by any Lender or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness).

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "Plan" means, with respect to any Person, an employee benefit plan (other than a Multiemployer Plan) maintained for employees of such Person or any ERISA Affiliate of such Person and covered by Title IV of ERISA.

      "Plan Termination Event" means, with respect to any Person, (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or
   (ii) the withdrawal of such Person or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "Pledged Stock" has the meaning assigned to that term in Section
   8.01(l).

      "Prepayment Event" means any sale or issuance of securities or incurrence of debt (as such term is construed in accordance with GAAP) by the Borrower, other than (i) Debt of the Borrower to any Subsidiary of the Borrower, (ii) Debt arising by reason of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Borrower's business, (iii) Debt in the form of indemnities in respect of unfiled mechanics' liens and Liens permitted under Section 8.02(a)(iii) and (iv) any such sale or issuance of securities by the Borrower to any of its Subsidiaries.

      "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "Project" means any power or energy project in which the Borrower, directly or indirectly, makes or intends to make an equity investment using the proceeds of a Borrowing under the Revolving 364-Day Tranche.

      "Project Finance Debt" means Debt of any Person that is non-recourse to such Person (unless such Person is a special-purpose entity) and any Affiliate of such Person, other than with respect to the interest of the holder of such Debt in the collateral, if any, securing such Debt.

      "Project Finance Equity" means, at any date of determination, consolidated equity of the common, preference and preferred stockholders of the Borrower and the Consolidated Subsidiaries relating to any obligor with respect to Project Finance Debt.

      "Promissory Note" means any promissory note of the Borrower payable to the order of a Lender (and, if requested, its registered assigns) under a Tranche, issued pursuant to Section 3.01(d); and "Promissory Notes" means any or all of the foregoing.

      "Recipient" has the meaning assigned to that term in Section 11.08.

      "Reference Banks" means Chase, Bank of America Illinois and
   NationsBank, N.A., or any additional or substitute Lenders as may be selected from time to time to act as Reference Banks hereunder by the Administrative Agent, the Required Lenders and the Borrower.

      "Register" has the meaning specified in Section 11.07(c).

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Request for Issuance" has the meaning assigned to that term in
   Section 4.02(a).

      "Required Lenders" means, on any date of determination, Lenders that, collectively, on such date (i) hold at least 51% of the then aggregate unpaid principal amount of the Loans owing to Lenders and
   (ii) if no Loans are then outstanding, have Percentages in the aggregate of at least 51%. Any determination of those Lenders constituting the Required Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

      "Restricted Subsidiary" means (i) Enterprises and (ii) any other Subsidiary of the Borrower (other than Consumers and its Subsidiaries) that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries.

      "Revolving Loans" means Revolving 364-Day Loans and Revolving Three-Year Loans.

      "Revolving 364-Day Commitment" means, for each Lender, the obligation of such Lender to make Revolving 364-Day Loans to the Borrower in an aggregate amount no greater than the amount set forth opposite such Lender's name on the signature pages hereof under the heading "Revolving 364-Day Commitment" or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.03. "Revolving 364-Day Commitments" means the total of the Lenders' Revolving 364-Day Commitments hereunder. The Revolving 364-Day Commitments shall in no event exceed $400,000,000.

      "Revolving 364-Day Loan" means a loan by a Lender to the Borrower under the Revolving 364-Day Tranche.

      "Revolving 364-Day Tranche" means the 364-day revolving credit facility provided by the Lenders to the Borrower pursuant to Section 2.01(a)(i).

      "Revolving Three-Year Commitment" means, for each Lender, the obligation of such Lender to make Revolving Three-Year Loans to the Borrower and to participate in Extensions of Credit resulting from the issuance (or extension, modification or amendment) of any Letter of Credit in an aggregate amount no greater than the amount set forth opposite such Lender's name on the signature pages hereof under the heading "Revolving Three-Year Commitment" or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
   Section 11.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.03. "Revolving Three-Year Commitments" means the total of the Lenders' Revolving Three-Year Commitments hereunder. The Revolving Three-Year Commitments shall in no event exceed $600,000,000.

      "Revolving Three-Year Loan" means a loan by a Lender to the Borrower under the Revolving Three-Year Tranche, including any such loan deemed made pursuant to Section 4.04(d).

      "Revolving Three-Year Tranche" means the three-year revolving credit facility provided by the Lenders to the Borrower pursuant to Section 2.01(a)(ii).

      "Revolving Tranches" means the Revolving 364-Day Tranche and the Revolving Three-Year Tranche.

      "S&P" means Standard & Poor's Ratings Services or any successor thereto.

      "Senior Note Debt" means, collectively, all principal indebtedness of the Borrower to the Noteholders now or hereafter existing under the Senior Notes, together with interest and premiums, if any, thereon and other amounts payable in respect thereof or in connection therewith in accordance with the terms of the Senior Notes or the Indenture.

      "Senior Notes" means the Series A Senior Deferred Coupon Notes Due 1997, the Series B Senior Deferred Coupon Notes Due 1999 and the 8-1/8% Senior Unsecured Notes Due 2002, in each case issued by the Borrower pursuant to the Indenture.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and
   (b) with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

      "Support Obligations" means, for any Person, without duplication, any financial obligation, contingent or otherwise, of such Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does not otherwise constitute
   Debt), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor.

      "Tax Sharing Agreement" means the Amended and Restated Agreement for the Allocation of Income Tax Liabilities and Benefits, dated as of January 1, 1994, by and among the Borrower, each of the members of the Consolidated Group (as defined therein), and each of the corporations that become members of the Consolidated Group.

      "Term Commitment" means, for each Lender, the obligation of such Lender to make Term Loans to the Borrower in an aggregate amount no greater than the amount set forth opposite such Lender's name on the signature pages hereof under the heading "Term Commitment" or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.03. "Term Commitments" means the total of the Lenders' Term Commitments hereunder. The Term Commitments shall in no event exceed $125,000,000.

      "Term Loan" means a loan by a Lender to the Borrower under the Term
   Tranche.

      "Term Tranche" means the five-year term loan facility provided by the Lenders to the Borrower pursuant to Section 2.01(b).

      "Termination Date" means:

      (a)    with respect to the Term Tranche, the earlier to occur of
   (i) July 2, 2002 or such later date to which the Termination Date of the Term Tranche is extended in accordance with Section 2.05 and
   (ii) the date of termination or reduction in whole of the Term Commitments pursuant to Section 2.03 or 9.02,

      (b) with respect to the Revolving 364-Day Tranche, the earlier to occur of (i) July 1, 1998 or such later date to which the Termination Date of the Revolving 364-Day Tranche is extended in accordance with
   Section 2.05 and (ii) the date of termination or reduction in whole of the Revolving 364-Day Commitments pursuant to Section 2.03 or 9.02 and

      (c) with respect to the Revolving Three-Year Tranche, the earlier to occur of (i) July 2, 2000 or such later date to which the Termination Date of the Revolving Three-Year Tranche is extended in accordance with Section 2.05 and (ii) the date of termination or reduction in whole of the Revolving Three-Year Commitments pursuant to
   Section 2.03 or 9.02.

      "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in the Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

      "Tranche" means the Revolving 364-Day Tranche, the Revolving Three-Year Tranche or the Term Tranche; and "Tranches" means any or all of the foregoing.

      "Transaction" means an equity investment in a Project, together with the transactions in connection therewith.

      "Trigger Date" means the first date to occur on or after the 180th day following any Borrowing under the Revolving 364-Day Tranche on which the ratio of the Borrower's Consolidated Debt to Consolidated Capital equals or exceeds 0.64:1.0; provided, however, that a Trigger Date shall occur only if all or any portion of such Borrowing, or any subsequent Borrowing, under the Revolving 364-Day Tranche remained outstanding during such 180-day period and remains outstanding on such Trigger Date.

      "Trustee" has the meaning assigned to that term in the Indenture.

      "Type" has the meaning assigned to such term (i) in the definition of "Loan" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

   SECTION 1.02. Computation of Time Periods; Construction. (a) Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to New York City time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

   (b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

   SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 7.01(e) ("GAAP").


                                 ARTICLE II
                                 COMMITMENTS

   SECTION 2.01. The Commitments. (a) Revolving Commitments. Each Lender severally agrees, on the terms and conditions hereinafter set forth:

      (i) to make Revolving 364-Day Loans to the Borrower during the period from the Closing Date until the Termination Date of the Revolving 364-Day Tranche, in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment under the Revolving 364-Day Tranche (after giving effect to all Extensions of Credit to be made on such day and the application of the proceeds thereof), and

      (ii) to make Revolving Three-Year Loans to the Borrower and to participate in the issuance of Letters of Credit (and the LC Outstandings thereunder) under the Revolving Three-Year Tranche, during the period from the Closing Date until the Termination Date of the Revolving Three-Year Tranche, in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment under the Revolving Three-Year Tranche (after giving effect to all Extensions of Credit to be made on such day and the application of the proceeds thereof).

Within the limits hereinafter set forth, the Borrower may request
Extensions of Credit hereunder, prepay Loans under any Revolving Tranche, or reduce or cancel Letters of Credit, and use the resulting increase in the Available Commitments under such Revolving Tranche for further Extensions of Credit in accordance with the terms hereof.

   (b) Term Commitments. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single Term Loan to the Borrower on the Closing Date, and to Convert Term Loans pursuant to
Section 3.02 during the period from the Closing Date until the Termination Date of the Term Tranche, in each case in an aggregate outstanding amount not to exceed on any day such Lender's Term Commitment.

   SECTION 2.02. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily amount of such Lender's Available Commitment under each of the Revolving Tranches at the rate of 0.375% per annum, from the date hereof, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date of the respective Revolving Tranche, payable quarterly in arrears on the last day of each January, April, July and October, commencing the first such date to occur following the date hereof, and on the Termination Date of such Revolving Tranche.

   (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commission on the average daily aggregate amount of the LC Outstandings from the date hereof until the Termination Date of the Revolving Three-Year Tranche at a rate per annum equal to the Applicable Margin with respect to Eurodollar Rate Loans from time to time, payable quarterly in arrears on the last day of each January, April, July and October, commencing on July 31, 1997, and on the Termination Date of the Revolving Three-Year Tranche; provided, however, that with respect to Letters of Credit that support only performance obligations of the Borrower or any of its Subsidiaries, such commission shall be at a rate per annum equal to 50% of the Applicable Margin with respect to Eurodollar Rate Loans from time to time. The determination (the "Initial Determination") of whether a particular Letter of Credit supports only performance obligations of the Borrower or any of its Subsidiaries shall be made by the Administrative Agent prior to the issuance of such Letter of Credit, and the foregoing Letter of Credit commission shall, subject to clauses (i) and (ii) below, be payable in accordance with such Initial Determination. The Administrative Agent shall promptly give notice of the Initial Determination to the Borrower and each Lender. If the Initial Determination of the Administrative Agent is that, for capital requirements purposes, such Letter of Credit supports only performance obligations of the Borrower or any of its Subsidiaries, then each Lender shall, within 90 days after its receipt of notice of the Initial Determination from the Administrative Agent, provide written notice to the Administrative Agent stating whether it concurs with and approves the Initial Determination. The failure of any Lender to so respond within such 90-day period shall be deemed to constitute an approval by such Lender of the Initial Determination. If the Required Lenders do not concur with and approve the Initial Determination within such period,
(i) the Borrower shall pay to the Administrative Agent for the account of each Lender an amount equal to the excess, if any, of (A) the Letter of Credit commission that would have been payable by the Borrower pursuant to the first sentence of this subsection (b) (without giving effect to the proviso thereto) with respect to such Letter of Credit over (B) the actual Letter of Credit commission paid by the Borrower pursuant to this subsection (b) with respect to such Letter of Credit, such amount to be payable immediately upon the Borrower's receipt of notice from the Administrative Agent stating that the Required Lenders failed to concur with and approve the Initial Determination, and (ii) the Letter of Credit commission payable by the Borrower with respect to such Letter of Credit shall be at the rate specified in the first sentence of this subsection (b) (without giving effect to the proviso thereto). If the Initial Determination of the Administrative Agent is that, for capital requirements purposes, a particular Letter of Credit supports only financial obligations of the Borrower or any of its Subsidiaries and, within 30 days after the Administrative Agent gives notice of such Initial Determination to the Borrower and each Lender, the Administrative Agent determines that such Letter of Credit in fact supports only performance obligations of the Borrower or any of its Subsidiaries, the Administrative Agent shall promptly notify the Borrower and each Lender of such determination (the "Final Determination") and each Lender shall, within 90 days after its receipt of notice of the Final Determination from the Administrative Agent, provide written notice to the Administrative Agent stating whether it concurs with and approves the Final Determination. The failure of any Lender to so respond within such 90-day period shall be deemed to constitute an approval by such Lender of the Final Determination. If the Required Lenders concur with and approve the Final Determination within such period, (1) an amount equal to the excess, if any, of (x) the actual Letter of Credit commission paid by the Borrower pursuant to this subsection (b) with respect to such Letter of Credit over
(y) the Letter of Credit commission that would have been payable by the Borrower pursuant to the proviso to the first sentence of this subsection
(b) with respect to such Letter of Credit, shall be set off and deducted by the Borrower from all subsequent Letter of Credit commissions payable pursuant to this subsection (b) until such amount has been set off and deducted in full, and (2) the Letter of Credit commission payable by the Borrower with respect to such Letter of Credit shall be at the rate specified in the proviso to the first sentence of this subsection (b). In connection with the Lenders' review of each Initial Determination and Final Determination, the Borrower shall provide to each Lender all supporting information regarding the applicable Letter of Credit and such other information as any Lender, through the Administrative Agent, may reasonably request.

   (c) In addition to the fees provided for in subsections (a) and (b) above, the Borrower shall pay to the Administrative Agent, for the account of Chase, such other fees as are provided for in that certain letter agreement, dated May 9, 1997, among the Borrower, the Arranger and Chase (the "Fee Letter"), in the amounts and at the times specified therein.

   SECTION 2.03. Reduction of the Commitments. (a) The Borrower may, upon at least five Business Days' notice to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders), terminate in whole or reduce ratably in part the unused portions of the Revolving 364-Day Commitments, the Revolving Three-Year Commitments and/or the Term Commitments; provided that any such partial reduction under any Tranche shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

   (b) On each date that the Borrower repurchases Senior Notes from any Noteholder as the result of a Change in Control (as defined in the Indenture), the Commitments of the Lenders shall automatically be ratably reduced (on a pro rata basis among all of the Tranches) by an amount equal in the aggregate to the product of (i) the Commitments on such date (whether used or unused) and (ii) the percentage obtained by dividing
(A) the aggregate principal amount of such Senior Notes being repurchased by (B) the aggregate principal amount of the Senior Note Debt then outstanding.

   (c) On any Business Day following the Closing Date on which the sum of the Commitments under the Term Tranche shall exceed the aggregate outstanding principal amount of Term Loans, the Term Commitments of the Lenders shall automatically and permanently reduce ratably by an amount equal to such excess. In addition, on the date of any prepayment of the principal amount of the Term Loans made hereunder, the Term Commitments of the Lenders shall automatically and permanently reduce ratably by an amount equal to the amount of principal so prepaid.

   SECTION 2.04. Computations of Outstandings. Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement (or under any Tranche), such reference shall refer to the sum of (i) the aggregate principal amount of all Loans outstanding on such date under this Agreement (or under such Tranche) plus (ii) in the case of the principal amount outstanding under this Agreement or under the Revolving Three-Year Tranche, the aggregate LC Outstandings of all Letters of Credit outstanding on such date, in each case after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof. At no time shall the principal amount outstanding under this Agreement (or under any Tranche) exceed the aggregate amount of the Commitments hereunder (or under such Tranche). References to the unused portion of the Commitments under this Agreement (or under any Tranche) shall refer to the excess, if any, of the Commitments hereunder (or under such Tranche) over the principal amount outstanding hereunder (or under such Tranche); and references to the unused portion of any Lender's Commitment under this Agreement (or under any Tranche) shall refer to such Lender's Percentage of the unused Commitments hereunder (or under such Tranche).

   SECTION 2.05. Extension of Termination Date. At least 30 but not more than 60 days prior to each anniversary of the date of the Closing Date (but in any event no later than 45 days prior to the then-scheduled Termination Date of the Revolving 364-Day Tranche, the Revolving Three-Year Tranche or the Term Tranche, as the case may be), the Borrower may, by delivering a written notice to such effect to the Administrative Agent (each such request being irrevocable), request that each Lender consent to
(i) a 364-day extension of the Termination Date of the Revolving 364-Day Tranche and/or (ii) a one-year extension of the Termination Date of the Revolving Three-Year Tranche and/or the Term Tranche. Upon receipt of any such notice, the Administrative Agent shall promptly communicate such request to the Lenders. Within 30 days following the giving of such notice by the Borrower, the Lenders shall indicate to the Administrative Agent whether the Borrower's request to so extend the then-scheduled Termination Date of such Tranche is acceptable to the Lenders (and, if so, the conditions, if any, relating to such acceptance, including, with respect to the Term Tranche, revisions to the principal repayment schedule set forth in Section 3.05(b)), it being understood that the unanimous written consent of the Lenders shall be required to effect any such requested extension, that the determination by each Lender will be in its sole and absolute discretion and that the failure of any Lender to so respond within such period shall be deemed to constitute a refusal by such Lender to consent to such request (with the result being that such request is denied). The Administrative Agent shall promptly notify the Borrower and the Lenders of the result of such request, and if such request shall have been consented to by all of the Lenders, the Termination Date of the applicable Tranche shall be extended to (A) in the case of any extension of the Revolving Three-Year Tranche or the Term Tranche, the first anniversary of the then-scheduled Termination Date of such Tranche, or
(B) in the case of any extension of the Revolving 364-Day Tranche, the date that occurs 364 days after the then-scheduled Termination Date of such Tranche; provided, however, that the Termination Date of such Tranche shall be so extended notwithstanding the existence of one or more Lenders (the "Nonextending Lenders") that have elected not to extend (or failed to notify the Administrative Agent of its (or their) consent to extend) if
(1) such Nonextending Lender(s) has (or have) been replaced in the full amount of its (or their) Commitments hereunder pursuant to Section 11.07(h) and (2) no Event of Default or Default shall then have occurred and be continuing. If a Nonextending Lender is not so replaced pursuant to Section 11.07(h), the Commitments of all of the Lenders under the applicable Tranche shall automatically terminate on the then-scheduled Termination Date of such Tranche.


                                 ARTICLE III
                                    LOANS

   SECTION 3.01. Loans. (a) The Borrower may request a Borrowing (other than a Conversion) under any Tranche by delivering a notice (a "Notice of Borrowing") to the Administrative Agent no later than 12:00 noon on the third Business Day or, in the case of ABR Loans, on the first Business Day, prior to the date of the proposed Borrowing (which Borrowing, in the case of the Term Tranche, shall be on the Closing Date). The Administrative Agent shall give each Lender prompt notice of each Notice of Borrowing. Each Notice of Borrowing shall be in substantially the form of Exhibit A and shall specify the requested (i) date of such Borrowing,
(ii) Tranche under which such Borrowing is to be made, (iii) Type of Loans to be made in connection with such Borrowing, (iv) Interest Period, if any, for such Loans and (v) amount of such Borrowing (which amount, in the case of the Term Tranche, shall be the aggregate amount of the Term Commitments). Each proposed Borrowing shall conform to the requirements of Sections 3.03 and 3.04. Amounts borrowed under the Term Tranche pursuant to this Section 3.01 and repaid or prepaid may not be reborrowed.

   (b) Each Lender shall, before 12:00 noon on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's offices at 1 Chase Manhattan Plaza, 8th Floor, New York, New York, in same day funds, such Lender's Percentage of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address; provided, however, that the proceeds of (i) the Borrowing under the Term Tranche and (ii) the initial Extension of Credit under the Revolving Three-Year Tranche shall be applied first directly by the Administrative Agent on the Closing Date to the prepayment in full of all outstanding principal, accrued interest and other amounts then owing under the Existing Term Agreement and the Existing Revolving Agreement, respectively, and then, to the extent the proceeds of such Borrowing and initial Extension of Credit exceed the amount necessary to prepay in full all outstanding principal, accrued interest and other amounts then owing under the Existing Term Agreement and the Existing Revolving Agreement, to the Borrower at the Administrative Agent's aforesaid address for general corporate purposes. Notwithstanding the foregoing, unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Percentage available to the Administrative Agent on the date of such Borrowing in accordance with the first sentence of this subsection (b), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.

   (c) If and to the extent that any Lender (a "non-performing Lender") shall not have made available to the Administrative Agent, in accordance with subsection (b) above, such Lender's Percentage of any Borrowing, the non-performing Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand corresponding amounts, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans made in connection with such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. Within the limits of each Lender's Available Commitment under each Revolving Tranche and subject to the other terms and conditions set forth in this Agreement for the making of Loans (including Section 8.01(h)), the Borrower may request (and the Lenders shall honor) one or more additional Borrowings under any Revolving Tranche from the performing Lenders to fund such repayment to the Administrative Agent. If a non-performing Lender shall repay to the Administrative Agent such corresponding amount in full (with interest as above provided), (x) the Administrative Agent shall apply such corresponding amount and interest to the repayment to the Administrative Agent (or repayment of Loans made to fund such repayment to the Administrative Agent), and shall make any remainder available to the Borrower and (y) such amount so repaid shall be deemed to constitute such Lender's Loan, made as part of such Borrowing for purposes of this Agreement as if funded concurrently with the other Loans made as part of such Borrowing, and such Lender shall forthwith cease to be deemed a non-performing Lender; if and so long as such non-performing Lender shall not repay such amount, and unless and until an Eligible Assignee shall have assumed and performed the obligations of such non-performing Lender, all computations by the Administrative Agent of Percentages, Commitments and payments hereunder shall be made without regard to the Commitments, or outstanding Loans, of such non-performing Lender, and any amounts paid to the Administrative Agent for the account of such non-performing Lender shall be held by the Administrative Agent in trust for such non-performing Lender in a non-interest-bearing special purpose account. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

   (d) Any Lender may request that Loans made by it under any Tranche be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more Promissory Notes in such form payable to the order of the payee named therein (or, if such Promissory Note is a registered note, to such payee and its registered assigns).

   SECTION 3.02. Conversion of Loans. The Borrower may from time to time Convert any Loan (or portion thereof) of any Type to one or more Loans of the same or any other Type by delivering a notice of such Conversion (a "Notice of Conversion") to the Administrative Agent no later than 12:00 noon on (x) the third Business Day prior to the date of any proposed Conversion into a Eurodollar Rate Loan and (y) the first Business Day prior to the date of any proposed Conversion into an ABR Loan. The Administrative Agent shall give each Lender prompt notice of each Notice of Conversion. Each Notice of Conversion shall be in substantially the form of Exhibit B and shall specify (i) the requested date of such Conversion, (ii) the Tranche under which such Loan (or portion thereof) was made, (iii) the Type of, and Interest Period, if any, applicable to, the Loans (or portions thereof) proposed to be Converted, (iv) the requested Type of Loans to which such Loans (or portions thereof) are proposed to be Converted, (v) the requested initial Interest Period, if any, to be applicable to the Loans resulting from such Conversion and
(vi) the aggregate amount of Loans (or portions thereof) proposed to be Converted. Each proposed Conversion shall be subject to the provisions of Sections 3.03 and 3.04.

   SECTION 3.03. Interest Periods. The period between the date of each Eurodollar Rate Loan and the date of payment in full of such Loan shall be divided into successive periods of months ("Interest Periods") for purposes of computing interest applicable thereto. The initial Interest Period for each such Loan shall begin on the day such Loan is made, and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period for such Loan. The duration of each Interest Period shall be 1, 2, 3, or 6 months, as the Borrower may, in accordance with Section 3.01 or 3.02, select; provided, however, that:

      (i) the Borrower may not select any Interest Period for a Eurodollar Rate Loan under any Tranche that ends after the Termination Date of such Tranche;

      (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

      (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

   SECTION 3.04. Other Terms Relating to the Making and Conversion of Loans. (a) Notwithstanding anything in Section 3.01 or 3.02 to the contrary:

      (i) each Borrowing (other than a Borrowing deemed made under Section 4.04(d)) under any Tranche shall be in an aggregate amount not less than $10,000,000, or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be equal to the total amount of the Available Commitments under such Tranche on such date, after giving effect to all other Extensions of Credit to be made on such date under such Tranche), and shall consist of Loans of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders ratably according to their respective Percentages; provided, however, that the Borrowing under the Term Tranche and the initial Borrowing under the Revolving Three-Year Tranche shall be in an aggregate amount sufficient to repay in full all outstanding principal, accrued interest and other amounts owing under the Existing Term Agreement and the Existing Revolving Agreement, respectively, as of the Closing Date;

      (ii) the Borrower may request that more than one Borrowing be made on the same day;

      (iii) at no time shall more than ten different Borrowings comprising Eurodollar Rate Loans be outstanding hereunder;

      (iv) no Eurodollar Rate Loan may be Converted on a date other than the last day of the Interest Period applicable to such Loan unless the corresponding amounts, if any, payable to the Lenders pursuant to
   Section 5.04(b) are paid contemporaneously with such Conversion;

      (v) if the Borrower shall either fail to give a timely Notice of Conversion pursuant to Section 3.02 in respect of any Loans or fail, in any Notice of Conversion that has been timely given, to select the duration of any Interest Period for Loans to be Converted into Eurodollar Rate Loans in accordance with Section 3.03, such Loans shall, on the last day of the then existing Interest Period therefor, automatically Convert into, or remain as, as the case may be, ABR Loans; and

      (vi) if, on the date of any proposed Conversion, any Event of Default or Default shall have occurred and be continuing, all Loans then outstanding shall, on such date, automatically Convert into, or remain as, as the case may be, ABR Loans; provided, however, that with respect to any Default that occurs and is continuing as a result of the failure of the Borrower to comply with the ratio set forth in Section 8.01(j), any such Loans may be Converted into Eurodollar Rate Loans with an Interest Period not to exceed three months in duration.

   (b) If any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations hereunder to make, or to fund or maintain, Eurodollar Rate Loans hereunder, (i) the obligation of such Lender to make, or to Convert Loans into, Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing from such Lender shall be forthwith suspended until the earlier to occur of the date upon which
(A) such Lender shall cease to be a party hereto and (B) it is no longer unlawful for such Lender to make, fund or maintain Eurodollar Rate Loans, and (ii) if the maintenance of Eurodollar Rate Loans then outstanding through the last day of the Interest Period therefor would cause such Lender to be in violation of such law, regulation or assertion, the Borrower shall either prepay or Convert all Eurodollar Rate Loans from such Lender within five days after such notice. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Administrative Agent (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such notice from such Lender (or upon such Lender's assigning all of its Commitments, Loans, participation and other rights and obligations hereunder to an Eligible Assignee), the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate.

   (c) If (i) only one, or none, of the Reference Banks furnishes timely information to the Administrative Agent for determining the Eurodollar
Rate for Eurodollar Rate Loans to be made in connection with any proposed Borrowing or (ii) the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative
Agent that the Eurodollar Rate for Eurodollar Rate Loans to be made in connection with such Borrowing will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Loans for such Borrowing, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing and any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan to be made or Converted in connection with such Borrowing shall be an ABR Loan.

   (d) If any Lender shall have delivered a notice to the Administrative Agent described in Section 3.04(b), or shall become a non-performing
Lender under Section 3.01(c) or Section 4.04(c), and if and so long as such Lender shall not have withdrawn such notice or corrected such non-performance in accordance with said Section 3.04(b), Section 3.01(c) or Section 4.04(c), the Borrower or the Administrative Agent may demand that such Lender assign in accordance with Section 11.07, to one or more Eligible Assignees designated by the Borrower or the Administrative Agent, all (but not less than all) of such Lender's Commitments, Loans, participation and other rights and obligations hereunder; provided that any such demand by the Borrower during the continuance of an Event of Default or Default shall be ineffective without the consent of the Required Lenders. If, within 30 days following any such demand by the Administrative Agent or the Borrower, any such Eligible Assignee so designated shall fail to consummate such assignment on terms reasonably satisfactory to such Lender, or the Borrower and the Administrative Agent shall have failed to designate any such Eligible Assignee, then such demand by the Borrower or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to consummate such assignment forthwith, if such Eligible Assignee (i) shall agree to such assignment in substantially the form of the Lender
Assignment attached hereto as Exhibit G and (ii) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent), including, without limitation, all accrued interest and fees and, to the extent not paid by the Borrower, any payments required pursuant to Section 5.04(b).

   (e) Each Notice of Borrowing and Notice of Conversion shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing or Notice of Conversion for such Borrowing, the applicable conditions (if any) set forth in this Article III (other than failure pursuant to the provisions of Section 3.04(b) or (c) hereof) or in
Article VI, including any such loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender when such Loan, as a result of such failure, is not made on such date.

   SECTION 3.05. Repayment of Loans; Interest. (a) Principal under Revolving Tranches. The Borrower shall repay the outstanding principal amount of the Loans under the Revolving 364-Day Tranche and the Revolving Three-Year Tranche on the respective Termination Date for such Tranche.

   (b) Principal under Term Tranche. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Loans under the Term Tranche in fourteen (14) installments, payable in thirteen (13) equal installments each in the amount of $7,812,500 on each March 31, June 30, September 30 and December 31, commencing on March 31, 1999 and ending on March 31, 2002, and a final installment of the remaining outstanding principal amount of the Loans under the Term Tranche on the Termination Date for the Term Tranche.

   (c) Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan owing to each Lender from the date of such Loan until such principal amount shall be paid in full, at the Applicable Rate for such Loan (except as otherwise provided in this subsection (c)), payable as follows:

      (i) ABR Loans. If such Loan is an ABR Loan, interest thereon shall be payable quarterly in arrears on the last day of each January, April, July and October, on the date of any Conversion of such ABR Loan and on the date such ABR Loan shall become due and payable or shall otherwise be paid in full; provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

      (ii) Eurodollar Rate Loans. If such Loan is a Eurodollar Rate Loan, interest thereon shall be payable on the last day of such Interest Period and, if the Interest Period for such Loan has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month); provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.


                                 ARTICLE IV
                              LETTERS OF CREDIT

   SECTION 4.01. Issuing Banks. Subject to the terms and conditions hereof, the Borrower may from time to time identify and arrange for one or more Lenders to act as Issuing Banks hereunder. Any such designation by the Borrower shall be notified to the Administrative Agent at least five Business Days prior to the first date upon which the Borrower proposes that such Issuing Bank issue its first Letter of Credit. Nothing contained herein shall be deemed to require any Lender to agree to act as an Issuing Bank, if it does not so desire.

   SECTION 4.02. Letters of Credit. (a) Each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three Business Days' prior written notice thereof to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the relevant Issuing Bank. Each such notice (a "Request for Issuance") shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the earlier to occur of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any extension thereof, one year after the effectiveness of such extension) and (B) the date that is five Business Days prior to the Termination Date of the Revolving Three-Year Tranche, provided that any Letter of Credit with a stated expiry date of one year after its date of issuance may provide for the renewal thereof for additional one-year periods (but in no event later than the Termination Date of the Revolving Three-Year Tranche) subject to the other terms and conditions contained herein (including the satisfaction of the conditions precedent set forth in Section 6.02)), (ii) the proposed stated amount of such Letter of Credit (which shall not be less than $500,000) and
(iii) such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified therefor in this Agreement and the relevant Issuing Bank Agreement. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than two days prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein and in the relevant Issuing Bank Agreement, such Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders.

   (b) Each Lender severally agrees with such Issuing Bank to participate in the Extension of Credit resulting from the issuance (or extension, modification or amendment) of such Letter of Credit, in the manner and the amount provided in Section 4.04(b), and the issuance of such Letter of Credit shall be deemed to be a confirmation by such Issuing Bank and each Lender of such participation in such amount.

   (c) Notwithstanding anything herein to the contrary, the aggregate stated amount of all Letters of Credit outstanding at any one time shall not exceed $200,000,000.

   SECTION 4.03. Issuing Bank Fees. The Borrower shall pay directly to each Issuing Bank such fees and expenses, if any, specified to be paid to such Issuing Bank pursuant to the Issuing Bank Agreement to which it is a party, at the times, and in the manner, specified in such Issuing Bank Agreement.

   SECTION 4.04. Reimbursement to Issuing Banks. (a) The Borrower hereby agrees to pay to the Administrative Agent for the account of each Issuing Bank, on demand made by such Issuing Bank to the Borrower and the Administrative Agent, on and after each date on which such Issuing Bank shall pay any amount under the Letter of Credit issued by such Issuing Bank, a sum equal to the amount so paid plus interest on such amount from the date so paid by such Issuing Bank until repayment to such Issuing Bank in full at a fluctuating interest rate per annum equal at all times to the Applicable Rate for ABR Loans.

   (b) If any Issuing Bank shall not have been reimbursed in full for any payment made by such Issuing Bank under the Letter of Credit issued by such Issuing Bank on the date of such payment, such Issuing Bank shall give the Administrative Agent and each Lender prompt notice thereof (an "LC Payment Notice") no later than 12:00 noon on the Business Day immediately succeeding the date of such payment by such Issuing Bank.
Each Lender severally agrees to purchase a participation in the reimbursement obligation of the Borrower to such Issuing Bank under subsection (a) above, by paying to the Administrative Agent for the account of such Issuing Bank an amount equal to such Lender's Percentage of such unreimbursed amount paid by such Issuing Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by such Issuing Bank to the date of payment to such Issuing Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 P.M. on the later to occur of (i) the Business Day immediately following the date of such payment by such Issuing Bank and (ii) the Business Day on which such Lender shall have received an LC Payment Notice from such Issuing Bank. Each Lender's obligation to make each such payment to the Administrative Agent for the account of such Issuing Bank shall be several and shall not be affected by the occurrence or continuance of any Default or Event of Default or the failure of any other Lender to make any payment under this Section 4.04. Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

   (c) The failure of any Lender to make any payment to the Administrative Agent for the account of an Issuing Bank in accordance with subsection (b) above, shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender (a "non-performing Lender") shall fail to make any payment to the Administrative Agent for the account of an Issuing Bank in accordance with subsection (b) above, within five Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, such Issuing Bank shall be deemed, for purposes of
Section 5.05 and Article IX hereof and the Cash Collateral Agreement, to be a Lender hereunder owed a Revolving Three-Year Loan in an amount equal to the outstanding principal amount due and payable by such Lender to the Administrative Agent for the account of such Issuing Bank pursuant to subsection (b) above.

   (d) Each participation purchased by a Lender under subsection (b) above, shall constitute an ABR Loan deemed made by such Lender to the Borrower under the Revolving Three-Year Tranche on the date of such payment by the relevant Issuing Bank under the Letter of Credit issued by such Issuing Bank (irrespective of the Borrower's noncompliance, if any, with the conditions precedent for Loans hereunder); and all such payments by the Lenders in respect of any one such payment by such Issuing Bank shall constitute a single Borrowing hereunder.

   SECTION 4.05. Obligations Absolute. The payment obligations of each Lender under Section 4.04(b) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit and any Loan made under
Section 4.04(d) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

      (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto or to such Letter of Credit;

      (ii) any amendment or waiver of, or any consent to departure from, all or any of the Loan Documents;

      (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by such Letter of Credit, or any unrelated transaction;

      (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

      (v) payment in good faith by any Issuing Bank under the Letter of Credit issued by such Issuing Bank against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

      (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

   SECTION 4.06. Liability of Issuing Banks and the Lenders. The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit. Neither the Issuing Bank that has issued such Letter of Credit, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (a) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except that the Borrower shall have the right to bring suit against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Lender which the Borrower or such Lender proves were caused by such Issuing Bank's wilful misconduct or gross negligence, including such Issuing Bank's wilful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by such Issuing Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, no Lender shall be obligated to indemnify the Borrower for damages caused by any Issuing Bank's wilful misconduct or gross negligence, and the obligation of the Borrower to reimburse the Lenders hereunder shall be absolute and unconditional, notwithstanding the gross negligence or wilful misconduct of any Issuing Bank.


                                  ARTICLE V
                         PAYMENTS, COMPUTATIONS AND
                              YIELD PROTECTION

   SECTION 5.01. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the other Loan Documents not later than 11:00 A.M. on the day when due in Dollars to the Administrative Agent at its offices at 1 Chase Manhattan Plaza, 8th Floor, New York, New York, in same day funds (in each case specifying the amount to be allocated to each Tranche), except payments to be made directly to any Issuing Bank as expressly provided herein; any payment received after 2:00 P.M. shall be deemed to have been received at the start of business on the next succeeding Business Day, unless the Administrative Agent shall have received from, or on behalf of, the Borrower a Federal Reserve reference number with respect to such payment before 3:00 P.M. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to which the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. If and to the extent that any distribution of any payment from the Borrower required to be made to any Lender pursuant to the preceding sentence shall not be made in full by the Administrative Agent on the date such payment was received by the Administrative Agent, the Administrative Agent shall pay to such Lender, upon demand, interest on the unpaid amount of such distribution, at a rate per annum equal to the Federal Funds Effective Rate, from the date of such payment by the Borrower to the Administrative Agent to the date of payment in full by the Administrative Agent to such Lender of such unpaid amount. Upon the Administrative Agent's acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 11.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under any Promissory Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

   (b) The Borrower hereby authorizes the Administrative Agent, each Lender and each Issuing Bank, if and to the extent payment owed to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, is not made when due hereunder (or, in the case of a Lender, under any Promissory Note held by such Lender), to charge from time to time against any or all of the Borrower's accounts with the Administrative Agent, such Lender or such Issuing Bank, as the case may be, any amount so due.

   (c) All computations of interest based on the Alternate Base Rate (when the Alternate Base Rate is based on the Prime Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest and fees hereunder (including computations of interest based on the Eurodollar Rate, the Base CD Rate and the Federal Funds Effective Rate) shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

   (d) Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

   (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

   (f) Any amount payable by the Borrower hereunder or under any of the Promissory Notes that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Default Rate, payable on demand.

   (g) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto.

   SECTION 5.02. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate for each Interest Period. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks, subject to Section 3.04(c).

   (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 3.05(c)(i) or (ii), and the Eurodollar Rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 3.05(c)(ii).

   SECTION 5.03. Prepayments. The Borrower shall have no right to prepay any principal amount of any Loans other than as provided in subsections
(a), (b), (c) and (d) below.

   (a) The Borrower may, upon at least five Business Days' notice to the Administrative Agent stating the proposed date, the applicable Tranche(s) and the aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of Loans made as part of the same Borrowing under such Tranche(s), in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to
Section 5.04(b); provided, however, that each partial prepayment under any Tranche shall be in an aggregate principal amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

   (b) On the date of any termination or optional or mandatory reduction of the Commitments pursuant to Section 2.03, the Borrower shall pay or prepay so much of the principal amount outstanding under each Tranche as shall be necessary in order that the aggregate principal amount outstanding under such Tranche (after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof) will not exceed the Commitments under such Tranche following such termination or reduction, together with (i) accrued interest to the date of such prepayment on the principal amount repaid and (ii) in the case of prepayments of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to Section 5.04(b). Any prepayments required by this subsection
(b) shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied, first, to outstanding Eurodollar Rate Loans and, second, with respect to the Revolving Three-Year Tranche, as cash collateral, pursuant to the Cash Collateral Agreement, to secure LC Outstandings.

   (c) During the period from the Trigger Date to the Collateral Release Date, the Borrower shall, within two Business Days after the date of each Prepayment Event that occurs during such period, prepay the Revolving 364-Day Loans in an aggregate amount equal to the lesser of (i) 100% of the Net Proceeds of such Prepayment Event, other than any such Net Proceeds applied within such two-Business Day period to refinance existing Debt of the Borrower (including the Senior Notes), and (ii) the outstanding principal amount under the Revolving 364-Day Tranche, together with
(A) accrued interest to the date of such prepayment on the principal amount repaid and (B) in the case of prepayments of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to Section 5.04(b). Any prepayments required by this subsection (c) shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding Eurodollar Rate Loans.

   (d) Any prepayments of the principal amount of Term Loans shall be applied to the Borrower's obligations under Section 3.05(b) in inverse order of maturity. To the extent consistent with the foregoing, any such prepayments shall be applied to outstanding ABR Loans under the Term Tranche up to the full amount thereof before they are applied to outstanding Eurodollar Rate Loans under the Term Tranche.

   SECTION 5.04. Yield Protection. (a) Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the date hereof, there shall be reasonably incurred any increase in (A) the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or of participating in the issuance, maintenance or funding of any Letter of Credit, or (B) the cost to any Issuing Bank of issuing or maintaining any Letter of Credit, then the Borrower shall from time to time, upon demand by such Lender or Issuing Bank, as the case may be (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or Issuing Bank, as the case may be, for such increased cost. A certificate as to the amount of such increased cost and giving a reasonable explanation thereof, submitted to the Borrower and the Administrative Agent by such Lender or such Issuing Bank, as the case may be, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

   (b) Breakage. If, due to any prepayment pursuant to Section 5.03, an acceleration of maturity of the Loans pursuant to Section 9.02, or any other reason, any Lender receives payments of principal of any Eurodollar Rate Loan other than on the last day of the Interest Period relating to such Loan, or if the Borrower shall Convert any Eurodollar Rate Loans on any day other than the last day of the Interest Period therefor, the Borrower shall, promptly after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for additional losses, costs, or expenses (including anticipated lost profits) that such Lender may reasonably incur as a result of such payment or Conversion, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan. For purposes of this subsection (b), a certificate setting forth the amount of such additional losses, costs, or expenses and giving a reasonable explanation thereof, submitted to the Borrower and the Administrative Agent by such Lender, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

   (c)    Capital.  If any Lender or Issuing Bank determines that
(i) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank, whether directly, or indirectly as a result of commitments of any corporation controlling such Lender or Issuing Bank (but without duplication), and
(ii) the amount of such capital is increased by or based upon (A) the existence of such Lender's or Issuing Bank's commitment to lend or issue or participate in any Letter of Credit hereunder, or (B) the participation in or issuance or maintenance of any Letter of Credit or Loan and
(C) other similar such commitments, then, upon demand by such Lender or Issuing Bank, the Borrower shall immediately pay to the Administrative Agent for the account of such Lender or Issuing Bank from time to time as specified by such Lender or Issuing Bank additional amounts sufficient to compensate such Lender or Issuing Bank in the light of such circumstances, to the extent that such Lender or Issuing Bank reasonably determines such increase in capital to be allocable to the transactions contemplated hereby. A certificate as to such amounts and giving a reasonable explanation thereof (to the extent permitted by law), submitted to the Borrower and the Administrative Agent by such Lender or Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.

   (d) Notices. Each Lender hereby agrees to use its best efforts to notify the Borrower of the occurrence of any event referred to in subsection (a), (b) or (c) of this Section 5.04 promptly after becoming aware of the occurrence thereof. The failure of any Lender to provide such notice or to make demand for payment under said subsection shall not constitute a waiver of such Lender's rights hereunder; provided that, notwithstanding any provision to the contrary contained in this Section 5.04, the Borrower shall not be required to reimburse any Lender for any amounts or costs incurred under subsection (a), (b) or (c) above, more than 90 days prior to the date that such Lender notifies the Borrower in writing thereof, in each case unless, and to the extent that, any such amounts or costs so incurred shall relate to the retroactive application of any event notified to the Borrower which entitles such Lender to such compensation. If any Lender shall subsequently determine that any amount demanded and collected under this Section 5.04 was done so in error, such Lender will promptly return such amount to the Borrower.

   (e) Survival of Obligations. Subject to subsection (d) above, the Borrower's obligations under this Section 5.04 shall survive the repayment of all other amounts owing to the Lenders, the Agents and the Issuing Banks under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section
5.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

   SECTION 5.05. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than pursuant to Section 5.04) under any Tranche in excess of its ratable share of payments obtained by all the Lenders on account of the Loans of such Lenders under such Tranche, such Lender shall forthwith purchase from the other Lenders such participation in the Loans owing to them under such Tranche as shall be necessary to cause such purchasing Lender to share the excess payment under such Tranche ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participations from the other Lenders in accordance with this Section 5.05, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 5.01(a).

   SECTION 5.06. Taxes. (a) All payments by the Borrower hereunder and under the other Loan Documents shall be made in accordance with Section 5.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Bank and each Agent, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, Issuing Bank or Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, Issuing Bank or Agent,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.06) such Lender, Issuing Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

   (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

   (c) The Borrower will indemnify each Lender, Issuing Bank and Agent for the full amount of Taxes and Other Taxes (including any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this
Section 5.06) paid by such Lender, Issuing Bank or Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, Issuing Bank or Agent (as the case may be) makes written demand therefor; provided, that such Lender, Issuing Bank or Agent (as the case may be) shall not be entitled to demand payment under this Section 5.06 for an amount if such demand is not made within one year following the date upon which such Lender, Issuing Bank or Agent (as the case may be) shall have been required to pay such amount.

   (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.02, the original or a certified copy of a receipt evidencing payment thereof.

   (e) Each Bank represents and warrants that either (i) it is organized under the laws of a jurisdiction within the United States or (ii) it has delivered to the Borrower or the Administrative Agent duly completed copies of such form or forms prescribed by the United States Internal Revenue Service indicating that such Bank is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code of 1986, as amended.
Each other Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of the Borrower or the Administrative Agent, such Lender will deliver to the Borrower and the Administrative Agent (to the extent that it is not prohibited by law from doing so) either (A) a statement that it is organized under the laws of a jurisdiction within the United States or
(B) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service, indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code of 1986, as amended. Each Bank that has delivered, and each other Lender that hereafter delivers, to the Borrower and the Administrative Agent the form or forms referred to in the two preceding sentences further undertakes to deliver to the Borrower and the Administrative Agent, to the extent that it is not prohibited by law from doing so, further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this subsection (e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.


                                 ARTICLE VI
                            CONDITIONS PRECEDENT

   SECTION 6.01. Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial Extension of Credit is subject to the fulfillment of the following conditions precedent:

   (a) The Administrative Agent shall have received, on or before the day of the initial Extension of Credit, the following, each dated such day (except where specified otherwise below), in form and substance satisfactory to each Lender (except where otherwise specified below) and (except for any Promissory Notes) in sufficient copies for each Lender:

      (i) Certified copies of the resolutions of the Board of Directors, or of the Executive Committee of the Board of Directors, of the Borrower authorizing the Borrower to enter into this Agreement and the other Loan Documents to which it is, or is to be, a party, and of all documents evidencing other necessary corporate action and Governmental Approvals, if any, with respect to this Agreement and such Loan Documents.

      (ii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names, true signatures and incumbency of
   (A) the officers of the Borrower authorized to sign this Agreement and the other Loan Documents to which it is, or is to be, a party, and the other documents to be delivered hereunder and thereunder and (B) the representatives of the Borrower authorized to sign notices to be provided under this Agreement and the other Loan Documents to which it is, or is to be, a party, which representatives shall be acceptable to the Administrative Agent.

      (iii) Copies of the Certificate of Incorporation (or comparable charter document) and by-laws of the Borrower, together with all amendments thereto, certified by the Secretary or an Assistant
   Secretary of the Borrower.

      (iv) An irrevocable notice from the Borrower requesting termination of the "Commitments" under the Existing Revolving Agreement and the Existing Term Agreement effective automatically on such date upon the satisfaction (or waiver) of the other conditions precedent set forth in this Section 6.01.

      (v)    The Promissory Notes (if requested by any Lender pursuant to
   Section 3.01(d)), duly executed by the Borrower.

      (vi) The Cash Collateral Agreement duly executed by the Borrower together with evidence of the completion of all other actions as may be necessary or, in the opinion of the Administrative Agent and counsel for the Administrative Agent, desirable to perfect the security interests and liens created thereby.

      (vii) A certified copy of Schedule II hereto, in form and substance reasonably satisfactory to the Administrative Agent setting forth:

          (A) all Project Finance Debt of the Consolidated Subsidiaries, together with the Borrower's Ownership Interest in each such Consolidated Subsidiary; and

          (B) debt (as such term is construed in accordance with GAAP) of Enterprises as of the Closing Date.

      (viii)    Favorable opinions of:

          (A) Michael D. VanHemert, Esq., Assistant General Counsel of the Borrower, in substantially the form of Exhibit D and as to such other matters as the Required Lenders, through the Administrative Agent, may reasonably request; and

          (B) McDermott, Will & Emery, counsel to the Administrative Agent, in substantially the form of Exhibit E and as to such other matters as the Administrative Agent may reasonably request.

      (ix) A letter from The Bank of Tokyo-Mitsubishi, Ltd., Los Angeles Branch, confirming that the participation obligations of each Existing Bank has been terminated with respect to each Existing Letter of Credit.

   (b) Each of the Existing Revolving Agreement and the Existing Term Agreement has been (or will have been, upon the first Extension of Credit and the application of the proceeds thereof) paid in full, the commitments thereunder terminated and all letters of credit issued thereunder either cash collateralized, canceled or replaced.

   (c) The following statements shall be true and the Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower, dated the Closing Date and in sufficient copies for each Lender stating that:

      (i) the representations and warranties set forth in Section 7.01 of this Agreement and Section 7 of the Cash Collateral Agreement are true and correct on and as of the Closing Date as though made on and as of such date, and

      (ii) no event has occurred and is continuing that constitutes a Default or an Event of Default.

   (d)    The Borrower shall have paid all fees under or referenced in
Section 2.02 and all expenses referenced in Section 11.04(a), in each case to the extent then due and payable.

   (e) All Governmental Approvals necessary in connection with the Loan Documents and the transactions contemplated thereby shall have been obtained and be in full force and effect. All third party approvals necessary or, in the judgment of the Administrative Agent, advisable in connection with the Loan Documents and the transactions contemplated thereby shall have been obtained and be in full force and effect.

   (f) The Lenders shall have received the unaudited interim consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 1997 (which requirement may be satisfied by the delivery of the Borrower's quarterly report on Form 10-Q for such quarter). The business, assets, property and financial condition of the Borrower and its Subsidiaries as reflected in such financial statements shall be satisfactory to the Lenders.

   SECTION 6.02. Conditions Precedent to Each Extension of Credit. The obligation of each Lender or Issuing Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit) shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

      (a) The following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit without prior correction by the Borrower shall (to the extent that such correction has been previously consented to by the Lenders and the Issuing Banks) constitute a representation and warranty by the Borrower that, on the date of such Extension of Credit, such statements are true):

          (i)   the representations and warranties contained in Section
      7.01 of this Agreement (other than those contained in subsections
      (e)(ii) and (f) thereof) and in Section 7 of the Cash Collateral Agreement are correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date; and

          (ii) no Event of Default has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof.

      (b) In connection with any Extension of Credit under a Revolving Tranche that will be used to finance any Transaction:

          (i) the Borrower's equity investment in the applicable Project shall be made within five Business Days after the making of such Extension of Credit;

          (ii)  such Transaction shall not be made on a hostile basis;

          (iii) all governmental authorizations and regulatory approvals necessary in connection with such Transaction shall have been obtained and be in full force and effect; and

          (iv) all third party approvals necessary or, in the judgment of the Administrative Agent, advisable in connection with such Transaction shall have been obtained and be in full force and effect.

      (c) The Administrative Agent shall have received such other approvals, opinions and documents as any Lender or Issuing Bank, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents or the financial condition, results of operations, properties or business of the Borrower and its Consolidated Subsidiaries.

   SECTION 6.03. Conditions Precedent to Certain Extensions of Credit. The obligation of each Lender or Issuing Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit) that would (after giving effect to all Extensions of Credit on such date and the application of proceeds thereof) increase the principal amount outstanding hereunder, or to make an Extension of Credit of the type described in clause (ii) or (iii) of the definition thereof (except any amendment of a Letter of Credit the sole effects of which are to extend the stated termination date thereof and/or to make nonmaterial modifications thereto), shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

   (a) the following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit without prior correction by the Borrower shall (to the extent that such correction has been previously consented to by the Lenders and the Issuing Banks) constitute a representation and warranty by the Borrower that, on the date of such Extension of Credit, such statements are true):

      (i)    the representations and warranties contained in subsections
   (e)(ii) and (f) of Section 7.01 of this Agreement are correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date; and

      (ii) no Default has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof; and

   (b) the Administrative Agent shall have received such other approvals, opinions and documents as any Lender or Issuing Bank, through the Administrative Agent, may reasonably request.

   SECTION 6.04. Reliance on Certificates. The Lenders, the Issuing Banks and each Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Person identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.


                                 ARTICLE VII
                       REPRESENTATIONS AND WARRANTIES

   SECTION 7.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

   (a) Each of the Borrower, Consumers and each of the Restricted Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

   (b) The execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not and will not (A) require any consent or approval of the stockholders of the Borrower, (B) violate any provision of the charter or by-laws of the Borrower or of law, (C) violate any legal restriction binding on or affecting the Borrower, (D) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (E) result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties.

   (c)    No Governmental Approval is required.

   (d) This Agreement is, and each other Loan Document to which the Borrower will be a party when executed and delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

   (e) (i) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1996, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, together with the report thereon of Arthur Andersen & Co. included in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 1997, and the related unaudited consolidated statements of income, retained earnings and cash flows for the three-month period then ended, copies of each of which have been furnished to each Lender, fairly present (subject, in the case of such balance sheet and statement of income for the three months ended March 31, 1997, to year-end adjustments) the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied; (ii) since December 31, 1996, there has been no Material Adverse Change; and (iii) the Borrower has no material liabilities or obligations except as reflected in the foregoing financial statements and in Schedule II, as evidenced by the Loan Documents and as may be incurred, in accordance with the terms of this Agreement, in the ordinary course of business (as presently conducted) following the date of this Agreement.

   (f) Except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Borrower's Quarterly Report on Form 10-Q for the period ended March 31, 1997, there are no pending or threatened actions, suits or proceedings against or, to the knowledge of the Borrower, affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, that would, if adversely determined, reasonably be expected to materially adversely affect the financial condition, properties, business or operations of the Borrower and its Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of this Agreement or any other Loan Document.

   (g) All insurance required by Section 8.01(b) is in full force and effect.

   (h) No Plan Termination Event has occurred nor is reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates which would result in a material liability to the Borrower, except as disclosed and consented to by the Required Lenders in writing from time to time. Since the date of the most recent Schedule B
(Actuarial Information) to the annual report of the Borrower (Form 5500 Series), if any, there has been no material adverse change in the funding status of the Plans referred therein and no "prohibited transaction" has occurred with respect thereto which is reasonably expected to result in a material liability to the Borrower. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan, except as disclosed and consented to by the Required Lenders in writing from time to time.

   (i) No fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (except for any such circumstance, if any, which is covered by insurance which coverage has been confirmed and not disputed by the relevant insurer) affecting the properties, business or operations of the Borrower, Consumers or any Restricted Subsidiary has occurred that could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of
(A) the Borrower and its Subsidiaries, considered as a whole, or
(B) Consumers and its Subsidiaries, considered as a whole.

   (j) The Borrower and its Subsidiaries have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower or any of its Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP.

   (k) No extraordinary judicial, regulatory or other legal constraints exist which limit or restrict Consumers' ability to declare or pay cash dividends with respect to its capital stock.

   (l) The Borrower owns 100% of the outstanding shares of common stock of Enterprises.

   (m) The Borrower owns not less than 80% of the outstanding shares of common stock of Consumers.

   (n) The Consolidated 1997-2001 Projections of Consumers, Enterprises and the Borrower, dated May 9, 1997 (the "Projections"), copies of which have been distributed to the Banks in the Revised Confidential Information Package dated June 1997, are based upon assumptions that the Borrower believed were reasonable at the time the Projections were delivered, and all other financial information previously delivered by the Borrower to the Administrative Agent are true and correct in all material respects as at the dates and for the periods indicated therein.

   (o) The executed and delivered Cash Collateral Agreement creates a valid, perfected, first priority Lien in the Collateral (other than the "Account", as such term is defined therein) described therein, subject only to Liens permitted by Section 8.02(a), and all filings and other actions necessary to perfect and protect such security interests have been taken.

   (p) The Borrower is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan or any drawing under any Letter of Credit will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

   (q) The Borrower is not an investment company (within the meaning of the Investment Company Act of 1940, as amended).

   (r) No proceeds of any Extension of Credit or any drawing under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act.

   (s) Following application of the proceeds of each Extension of Credit, not more than 25 percent of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis will be margin stock (within the meaning of Regulation U issued by the Board).


                                ARTICLE VIII
                          COVENANTS OF THE BORROWER

   SECTION 8.01. Affirmative Covenants. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any
Commitment:

   (a) Payment of Taxes, Etc. The Borrower shall pay and discharge, and each of its Subsidiaries shall pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except, in the case of taxes, to the extent the Borrower or any Subsidiary, as the case may be, is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with GAAP.

   (b) Maintenance of Insurance. The Borrower shall maintain, and each of its Restricted Subsidiaries and Consumers shall maintain, insurance covering the Borrower, each of its Restricted Subsidiaries, Consumers and their respective properties in effect at all times in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general geographical area in which the Borrower, its Restricted Subsidiaries and Consumers operates, either with reputable insurance companies or, in whole or in part, by establishing reserves of one or more insurance funds, either alone or with other corporations or associations.

   (c) Preservation of Existence, Etc. The Borrower shall preserve and maintain, and each of its Restricted Subsidiaries and Consumers shall preserve and maintain, its corporate existence, material rights (statutory and otherwise) and franchises, and take such other action as may be necessary or advisable to preserve and maintain its right to conduct its business in the states where it shall be conducting its business.

   (d) Compliance with Laws, Etc. The Borrower shall comply, and each of its Restricted Subsidiaries and Consumers shall comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including any such laws, rules, regulations and orders relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, and employee safety and health matters relating to business operations.

   (e) Inspection Rights. Subject to the requirements of laws or regulations applicable to the Borrower or its Subsidiaries, as the case may be, and in effect at the time, at any time and from time to time upon reasonable notice, the Borrower shall permit (i) each Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower or any of its Subsidiaries and (ii) each Agent, each Issuing Bank, each of the Lenders, and their respective agents and representatives to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower and its Subsidiaries and their respective officers, directors and accountants, in each case, to the extent that any out-of-pocket expenses are incurred in connection therewith at such time as no Event of Default or Default shall have occurred and be continuing, at the expense of such Agent, such Issuing Bank, such Lender, or their respective agents and representatives, as the case may be.

   (f) Keeping of Books. The Borrower shall keep, and each of its Subsidiaries shall keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower and its Subsidiaries and the assets and business of the Borrower and its Subsidiaries, in accordance with GAAP.

   (g) Maintenance of Properties, Etc. The Borrower shall maintain, and each of its Restricted Subsidiaries shall maintain, in substantial conformity with all laws and material contractual obligations, good and marketable title to all of its properties which are used or useful in the conduct of its business; provided, however, that the foregoing shall not restrict the sale of any asset of the Borrower or any Restricted
Subsidiary to the extent not prohibited by Section 8.02(i). In addition, the Borrower shall preserve, maintain, develop, and operate, and each of its Subsidiaries shall preserve, maintain, develop and operate, in substantial conformity with all laws and material contractual obligations, all of its material properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

   (h) Use of Proceeds. The Borrower shall apply the proceeds of the initial Extensions of Credit under the Revolving Three-Year Tranche and the Term Tranche, to the extent necessary, to the repayment in full and termination of all outstanding obligations under the Existing Revolving Agreement and the Existing Term Agreement, respectively, whether for principal, interest, fees, or otherwise (and, in furtherance thereof, the Borrower hereby expressly and irrevocably authorizes the Administrative Agent to so apply such proceeds to such repayment), and use all subsequent Extensions of Credit under the Revolving Three-Year Tranche for general corporate purposes (subject to the terms and conditions of this Agreement). The Borrower shall apply the proceeds of each Extension of Credit under the Revolving 364-Day Tranche solely to finance all or a portion of the funds required by the Borrower for any Transaction.

   (i) Consolidated Leverage Ratio. The Borrower shall maintain at all times a ratio of Consolidated Debt to Consolidated Capital of not more than the amount set forth below during each corresponding period set forth below:

          Period                  Amount
      -----------------        ---------------
      Closing Date through     0.68:1.0
       June 30, 1998
      July 1, 1998 through     0.67:1.0
       June 30, 1999
      July 1, 1999 through     0.65:1.0
       June 30, 2000
      July 1, 2000 through     0.63:1.0
       June 30, 2001
      Thereafter               0.60.1.0;

provided, however, that in the event that the Collateral Release Date occurs prior to June 30, 1999, the Borrower shall maintain at all times from the Collateral Release Date through June 30, 1999 a ratio of Consolidated Debt to Consolidated Capital of not more than 0.66:1.0.

   (j) Cash Dividend Coverage Ratio. The Borrower shall maintain, as of the last day of each fiscal quarter (in each case, the "Measurement Quarter"), a ratio of (i) the sum of (A) Cash Dividend Income for the immediately preceding four-fiscal-quarter period ending on the last day of the fiscal quarter immediately preceding such Measurement Quarter, plus
(B) 25% of the amount of Equity Distributions received by the Borrower during such period but in no event in excess of $10,000,000, plus (C) all amounts received by the Borrower from its Subsidiaries and Affiliates during such period constituting reimbursement of interest expense (including commitment, guaranty and letter of credit fees) paid by the Borrower on behalf of any such Subsidiary or Affiliate to (ii) interest expense (including commitment, guaranty and letter of credit fees) accrued by the Borrower in respect of all Debt during such period of (1) not less than 2.1 to 1.0 for each such period from the Closing Date until (and including) the fiscal quarter ending December 31, 1998 and (2) not less than 2.0 to 1.0 thereafter; provided, that the Borrower shall be deemed not to be in breach of the foregoing covenant if, during the Measurement Quarter, it has (I) permanently reduced the Commitments and the principal amount outstanding under this Agreement and the Promissory Notes such that the amount determined pursuant to clause (ii) above, when recalculated on a pro forma basis assuming that the amount of such reduced Commitments and principal amount outstanding under this Agreement and the Promissory Notes were in effect at all times during such four-fiscal-quarter period, would result in the Borrower being in compliance with such ratio, and/or
(II) increased Cash Dividend Income during such Measurement Quarter such that the ratio of (x) Cash Dividend Income for the four-fiscal-quarter period ending on the last day of the Measurement Quarter to (y) the amount determined pursuant to clause (ii) above (as recalculated pursuant to clause (I) above), equals or exceeds (1) 2.1 to 1.0 for each such period from the Closing Date until (and including) the fiscal quarter ending December 31, 1998 and (2) 2.0 to 1.0 thereafter; and provided further, that until the Borrower so reduces such Commitments and principal amount outstanding under this Agreement and the Promissory Notes and/or increases Cash Dividend Income during such Measurement Quarter, the Borrower may not request any additional Extensions of Credit (other than Conversions).

   (k) Refinancing of Senior Note Debt. In connection with any refinancings of the Senior Note Debt, the Borrower shall cause the maturity thereof to be no sooner than the earlier to occur of (i) the third anniversary of the date of any such refinancing and (ii) the then-scheduled maturity date of the Senior Notes being refinanced.

   (l) Pledge of Enterprises Stock. The Borrower shall, within 30 days after any Trigger Date, provide a perfected first priority pledge of 100% of the issued and outstanding shares of common stock of Enterprises to the Collateral Agent, as security for the obligations of the Borrower hereunder and under the other Loan Documents (the "Pledged Stock"). Such pledge shall be provided pursuant to documentation (including a pledge agreement, a collateral agency and intercreditor agreement (if any other Debt of the Borrower is required to be equally and ratably secured by the Pledged Stock), any necessary amendments to the Loan Documents, legal opinions of counsel to the Borrower, and certified resolutions of the Board of Directors of the Borrower) in form and substance satisfactory to the Administrative Agent and the Lenders. The Pledged Stock will be released by the Collateral Agent promptly after the occurrence of the Collateral Release Date.

   (m) Further Assurances. The Borrower shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Lender through the Administrative Agent may reasonably request in order to give effect to the transactions contemplated by this Agreement and the other Loan Documents. In addition, the Borrower will use all reasonable efforts to duly obtain or make Governmental Approvals required from time to time on or prior to such date as the same may become legally required.

   SECTION 8.02. Negative Covenants. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower shall not, without the written consent of the Required Lenders:

   (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor a preferential interest upon or with respect to any of its properties of any character (including capital stock of Consumers, Enterprises, Nomeco and any of the Borrower's other directly-owned Subsidiaries, and accounts) (any of the foregoing being referred to herein as a "Lien"), whether now owned or hereafter acquired, or sign or file, or permit any of its Restricted Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction a financing statement which names the Borrower or any Restricted Subsidiary as debtor, sign, or permit any of its Restricted Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Restricted Subsidiaries to assign, accounts, excluding, however, from the operation of the foregoing restrictions the Liens created under the Loan Documents and the following:

      (i) Liens for taxes, assessments or governmental charges or levies to the extent not past due;

      (ii) cash pledges or deposits to secure (A) obligations under workmen's compensation laws or similar legislation, (B) public or statutory obligations of the Borrower or any of its Restricted Subsidiaries, or (C) Support Obligations of the Borrower; provided that the aggregate amount of pledges or deposits securing such Support Obligations shall not exceed $30 million at any one time outstanding;

      (iii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which have been fully bonded and are being contested in good faith; and

      (iv) purchase money Liens or purchase money security interests upon or in property acquired or held by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens or security interests, or Liens or security interests existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien or security interest shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien or security interest being extended, renewed or replaced, and provided, further, that the aggregate principal amount of the Debt at any one time outstanding secured by Liens permitted by this clause
   (iv) shall not exceed $10,000,000.

   (b) Enterprises Debt. Permit Enterprises to create, incur, assume or suffer to exist any debt (as such term is construed in accordance with GAAP) other than:

      (i) debt arising by reason of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Enterprises' business;

      (ii) in the form of indemnities in respect of unfiled mechanics' liens and Liens affecting Enterprises' properties permitted under
   Section 8.02(a)(iii); and

      (iii) other debt of Enterprises outstanding on the Closing Date set forth on Schedule II.

   (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease (other than leases which constitute Debt) having an original term of one year or more which would cause the aggregate direct or contingent liabilities of the Borrower and its Restricted Subsidiaries in respect of all such obligations payable in any period of 12 consecutive calendar months to exceed $10,000,000.

   (d) Investments in Other Persons. Upon the occurrence and during the continuance of an Event of Default or a Default (other than a Default that occurs and is continuing prior to the last day of any Measurement Quarter resulting from the failure of the Borrower to comply with the ratio set forth in Section 8.01(j)), make, or permit any of its Restricted Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, other than Permitted Investments.

   (e) Restricted Payments. Declare or pay, or permit any of its Restricted Subsidiaries to declare or pay, directly or indirectly, any dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of capital stock of the Borrower or any of its Restricted Subsidiaries (other than (1) stock splits and dividends payable solely in nonconvertible equity securities of the Borrower and (2) distributions made to the Borrower or a Restricted Subsidiary), or purchase, redeem, retire, or otherwise acquire for value, or permit any of its Restricted Subsidiaries to purchase, redeem, retire, or otherwise acquire for value, any shares of any class of capital stock of the Borrower or any of its Restricted Subsidiaries or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding, or make, or permit any of its Restricted Subsidiaries to make, any distribution of assets to any of its shareholders (other than distributions to the Borrower or a Restricted Subsidiary) (any such dividend, payment, distribution, purchase, redemption, retirement or acquisition being hereinafter referred to as a "Restricted Payment"), unless (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such Restricted Payment, and (ii) after giving effect thereto, the aggregate amount of all such Restricted Payments made since September 30, 1993 shall not have exceeded the sum of (A) $120,000,000, (B) 100% of Consolidated Net Income (as defined in the Indenture in effect on the date hereof) accrued during the period (treated as one accounting period) from September 30, 1993 to the end of the most recent fiscal quarter of the Borrower ending at least 45 days prior to the date of such Restricted Payment (or, in case such amount shall be a deficit, minus 100% of such deficit), and (C) the aggregate Net Proceeds (as defined in the Indenture in effect on the date hereof) received by the Borrower from any issuance or sale of, or contribution with respect to, its capital stock subsequent to September 30, 1993; provided, however, that the foregoing shall not prohibit (1) any purchase or redemption of capital stock of the Borrower made by exchange for, or out of the proceeds of the substantially concurrent sale of, capital stock of the Borrower (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the Indenture in effect on the date hereof)), provided that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments permitted by this subsection (e); (2) dividends or other distributions paid in respect of any class of the Borrower's capital stock issued in respect of the acquisition of any business or assets by the Borrower or a Restricted Subsidiary where the dividends or other distributions with respect to such capital stock are payable solely from the net earnings of such business or assets; (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this subsection (e), provided that at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom), and provided further that such dividends shall be included (without duplication) in the calculation of the amount of Restricted Payments permitted by this subsection (e); or (4) payments made by the Borrower or any Restricted Subsidiary pursuant to the Tax Sharing Agreement. For purposes of this subsection (e), the amount of any Restricted Payment not in the form of cash shall be the fair market value of such Restricted Payment as determined in good faith by the Board of Directors of the Borrower, provided that if the value of the non-cash portion of such Restricted Payment as determined by the Borrower's Board of Directors is in excess of $25 million, such value shall be based on an opinion from a nationally-recognized firm acceptable to the Administrative Agent experienced in the appraisal of similar types of property or transactions.

   (f) Compliance with ERISA. (i) Permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986), (ii) terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any material (in the opinion of the Required Lenders) liability of the Borrower, any Restricted Subsidiary or Consumers to the PBGC, or (iii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Required Lenders) risk of such a termination by the PBGC of any Plan and such a material liability to the Borrower, any Restricted Subsidiary or Consumers.

   (g) Transactions with Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction with any of its Affiliates unless such transaction is on terms no less favorable to the Borrower or such Subsidiary than if the transaction had been negotiated in good faith on an arm's-length basis with a non-Affiliate.

   (h) Mergers, Etc. Merge with or into or consolidate with or into, or permit any of its Restricted Subsidiaries, Consumers or Nomeco to merge with or into or consolidate with or into, any other Person, except that
(1) any Restricted Subsidiary (other than Enterprises) may merge into any other Restricted Subsidiary; (2) Nomeco may merge with or into Enterprises or the Borrower; (3) Nomeco may merge with or into any other Person, provided that, in connection with such merger, Enterprises shall have received fair consideration (as determined by the Board of Directors of Enterprises or the Borrower); (4) any Restricted Subsidiary may merge with or into the Borrower, and the Borrower may merge with any other Person, provided that, immediately after giving effect to any such merger, (A) no event shall occur and be continuing which constitutes a Default or an Event of Default, (B) the Borrower is the surviving corporation, and
(C) the Borrower shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction; (5) Consumers may merge with any other Person, provided that, immediately after giving effect thereto, (w) no event shall occur and be continuing which constitutes a Default or an Event of Default, (x) Consumers is the surviving corporation, (y) the Borrower shall continue to own not less than 80% of the outstanding shares of common stock of Consumers and (z) Consumers' Net Worth shall be equal to or greater than its Net Worth immediately prior to such merger; and (6) any Person (other than the Borrower and its Affiliates) may merge with or into Enterprises, provided that, immediately after giving effect thereto, (A) no event shall occur and be continuing which constitutes a Default or an Event of Default,
(B) Enterprises is the surviving corporation, (C) Enterprises' Net Worth shall be equal to or greater than its Net Worth immediately prior to such merger and (D) Enterprises shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction; provided, that after giving effect to any merger described in clause (2),
(3), or (5) above, the Borrower shall be in compliance with Section
8.01(i).

   (i) Sales, Etc., of Assets. Sell, lease, transfer, assign, or otherwise dispose of all or any substantial part of its assets, or permit any of its Restricted Subsidiaries to sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, except to give effect to a transaction permitted by subsection (h) above or subsection
(j) below.

   (j) Maintenance of Ownership of Subsidiaries. Sell, transfer, assign or otherwise dispose of any shares of capital stock of any of its Restricted Subsidiaries or Consumers (other than preferred or preference stock of Consumers) or any warrants, rights or options to acquire such capital stock, or permit any Restricted Subsidiary or Consumers to issue, sell, transfer, assign or otherwise dispose of any shares of its capital stock (other than preferred or preference stock of Consumers) or the capital stock of any other Restricted Subsidiary or any warrants, rights or options to acquire such capital stock, except to give effect to a transaction permitted by subsection (h) above; provided, however, that
(i) the Borrower may sell, transfer, assign or otherwise dispose of not more than 20% of the common stock of Consumers, provided that after giving effect to such transaction the Borrower shall be in compliance with
Section 8.01(i) and (ii) Enterprises may, and the Borrower may permit Enterprises to, sell, transfer, assign or otherwise dispose of not more than 49% of the common stock of any Enterprises Significant Subsidiary, provided that after giving effect to such transaction the Borrower shall be in compliance with Section 8.01(i).

   (k) Amendment of Tax Sharing Agreement. Directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any term, provision or condition of the Tax Sharing Agreement if the effect of such amendment, modification, supplement, waiver or assent is to (i) reduce materially any amounts otherwise payable to, or increase materially any amounts otherwise owing or payable by, the Borrower thereunder, or (ii) change materially the timing of any payments made by or to the Borrower thereunder.

   SECTION 8.03. Reporting Obligations. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower will, unless the Required Lenders shall otherwise consent in writing, furnish to each Lender, the following:

      (a) as soon as possible and in any event within five days after the Borrower knows or should have reason to know of the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer or chief accounting officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower proposes to take with respect thereto;

      (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (which requirement shall be deemed satisfied by the delivery of the Borrower's quarterly report on Form 10-Q for such quarter), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of the Borrower as having been prepared in accordance with GAAP, together with (A) a schedule (substantially in the form of Exhibit F appropriately completed) of
   (1) the computations used by the Borrower in determining compliance with the covenants contained in Sections 8.01(i) and 8.01(j) and, after the enactment of any Consumers Dividend Restriction, the ratio set forth in Section 9.01(k), (2) all Project Finance Debt of the Consolidated Subsidiaries, together with the Borrower's Ownership Interest in each such Consolidated Subsidiary and (3) all Support Obligations of the Borrower of the types described in clauses (iv) and
   (v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonably quantifiable) to the extent such Support Obligations have not been previously disclosed as "Consolidated Debt" pursuant to clause (1) above, and (B) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

      (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower and its Subsidiaries, a copy of the Annual Report on Form 10-K (or any successor form) for the Borrower and its Subsidiaries for such year, including therein a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such fiscal year, accompanied by a report thereon of Arthur Andersen & Co. or another nationally-recognized independent public accounting firm, together with a schedule in form satisfactory to the Required Lenders of (A) the computations used by such accounting firm in determining, as of the end such fiscal year, compliance with the covenants contained in Sections 8.01(i) and 8.01(j) and, after the enactment of any Consumers Dividend Restriction, the ratio set forth in
   Section 9.01(k), (B) all Project Finance Debt of the Consolidated Subsidiaries, together with the Borrower's Ownership Interest in each such Consolidated Subsidiary and (C) all Support Obligations of the Borrower of the types described in clauses (iv) and (v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonably quantifiable) to the extent such Support Obligations have not been previously disclosed as "Consolidated Debt" pursuant to clause (A) above;

      (d) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such quarter and statements of income and retained earnings and of cash flows of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of the Borrower as having been prepared in accordance with GAAP;

      (e) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such fiscal year and statements of income and retained earnings and of cash flows of the Borrower for such fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of the Borrower as having been prepared in accordance with GAAP;

      (f) as soon as possible and in any event (A) within 30 days after the Borrower knows or has reason to know that any Plan Termination Event described in clause (i) of the definition of Plan Termination Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred and could reasonably be expected to result in a material liability to the Borrower and (B) within 10 days after the Borrower knows or has reason to know that any other Plan Termination Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred and could reasonably be expected to result in a material liability to the Borrower, a statement of the chief financial officer or chief accounting officer of the Borrower describing such Plan Termination Event and the action, if any, which the Borrower proposes to take with respect thereto;

      (g) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

      (h) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan (if any) to which the Borrower is a contributing employer;

      (i) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $250,000 pursuant to Section 4202 of ERISA in respect of which the Borrower is reasonably expected to be liable;

      (j) promptly after the Borrower becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events of the type described in Section 7.01(f);

      (k) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower sends to its public security holders (if any), copies of all regular, periodic and special reports which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange, pursuant to the Exchange Act, and copies of all final prospectuses with respect to any securities issued or to be issued by the Borrower or any of its Subsidiaries;

      (l) as soon as possible and in any event within five days after the occurrence of any material default under any material agreement to which the Borrower or any of its Subsidiaries is a party, which default would materially adversely affect the financial condition, business, results of operations or property of the Borrower and its Subsidiaries, considered as a whole, any of which is continuing on the date of such certificate, a certificate of the chief financial officer of the Borrower setting forth the details of such material default and the action which the Borrower or any such Subsidiary proposes to take with respect thereto; and

      (m) promptly after requested, such other information respecting the business, properties, condition or operations, financial or otherwise, of the Borrower and its Subsidiaries as any Agent or the Required Lenders may from time to time reasonably request in writing.


                                 ARTICLE IX
                                  DEFAULTS

   SECTION 9.01. Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing, the Administrative Agent and the Lenders shall be entitled to exercise the remedies set forth in Section 9.02:

   (a) The Borrower shall fail to pay (i) any principal of any Loan when due or (ii) any interest thereon, fees or other amounts (other than any principal of any Loan) payable hereunder within two Business Days after such interest, fees or other amounts shall have become due; or

   (b) Any representation or warranty made by or on behalf of the Borrower in any Loan Document or certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

   (c) The Borrower or any of its Subsidiaries shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 8.01(c), (h), (i), (j) or (l) or in Section 8.02 hereof (and the Borrower, each Lender and each Agent hereby agrees that an Event of Default under this subsection (c) shall be given effect as if the defaulting Subsidiary were a party to this Agreement); or

   (d) The Borrower or any of its Subsidiaries shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in any Loan Document and any such failure shall remain unremedied, after written notice thereof shall have been given to the Borrower by the Administrative Agent, for a period of 10 Business Days (and the Borrower, each Lender and each Agent hereby agrees that an Event of Default under this subsection (d) shall be given effect as if the defaulting Subsidiary were a party to this Agreement); or

   (e) The Borrower, any Restricted Subsidiary or Consumers shall fail to pay any of its Debt (including any interest or premium thereon but excluding Debt incurred under this Agreement) (i) aggregating, in the case of the Borrower and each Restricted Subsidiary, $6,000,000 or more or, in the case of Consumers, $25,000,000 or more, or (ii) arising under the Indenture or any Senior Note, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; unless in each such case the obligee under or holder of such Debt shall have waived in writing such circumstance so that such circumstance is no longer continuing; or

   (f) (i) The Borrower, any Restricted Subsidiary or Consumers shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Borrower, any Restricted Subsidiary or Consumers seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including the entry of an order for relief against the Borrower, a Restricted Subsidiary or Consumers or the appointment of a receiver, trustee, custodian or other similar official for the Borrower, such Restricted Subsidiary or Consumers or any of its property) shall occur; or
(iii) the Borrower, any Restricted Subsidiary or Consumers shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

   (g) Any judgment or order for the payment of money in excess of $6,000,000 shall be rendered against the Borrower or its properties and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

   (h) Any material provision of any Loan Document, after execution hereof or delivery thereof under Article VI, shall for any reason other than the express terms hereof or thereof cease to be valid and binding on any party thereto; or the Borrower shall so assert in writing; or

   (i) The Cash Collateral Agreement after execution and delivery thereof under Article VI shall for any reason, except to the extent permitted by the terms thereof or due to any failure by any Agent to take any action on its part to be performed under applicable law in order to maintain such perfection, cease to create a valid and perfected first priority Lien in any of the Collateral described therein; or

   (j) At any time any Issuing Bank shall have been served with or otherwise subjected to a court order, injunction, or other process or decree issued or granted at the instance of the Borrower restraining or seeking to restrain such Issuing Bank from paying any amount under any Letter of Credit issued by it and either (i) there has been a drawing under such Letter of Credit which such Issuing Bank would otherwise be obligated to pay or (ii) the stated expiration date or any reduction of the stated amount of such Letter of Credit has occurred but the right of the beneficiary to draw thereunder has been extended in connection with the pendency of the related court action or proceeding; or

   (k) There shall be imposed or enacted any Consumers Dividend Restriction, the result of which is that the Dividend Coverage Ratio shall be less than 1.15 to 1.0 at any time after the imposition of such Consumers Dividend Restriction.

   SECTION 9.02. Remedies. If any Event of Default has occurred and is continuing, then the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, upon notice to the Borrower
(i) declare the Commitments and the obligation of each Lender to make or Convert Loans (other than Loans under Section 4.04) and of any Issuing Bank to issue a Letter of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) declare the principal amount outstanding hereunder, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the principal amount outstanding hereunder, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (iii) provide from the proceeds of any Collateral (as defined in the Cash Collateral Agreement) for cash collateralization of LC Outstandings, and (iv) exercise in respect of any and all collateral, in addition to the other rights and remedies provided for herein and in the Cash Collateral Agreement or otherwise available to the Administrative Agent or the Lenders, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which collateral is located at that time; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code,
(A) the Commitments and the obligation of each Lender to make Loans and of any Issuing Bank to issue any Letter of Credit shall automatically be terminated and (B) the principal amount outstanding hereunder, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Section 9.02 shall affect (i) the obligation of any Issuing Bank to make any payment under any Letter of Credit issued by such Issuing Bank in accordance with the terms of such Letter of Credit or (ii) the participatory interest of each Lender in each such payment.


                                  ARTICLE X
                                 THE AGENTS

   SECTION 10.01.  Authorization and Action.

   (a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints each Agent (other than the Co-Agents) as its agent and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

   (b) Any Lender serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Lender and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if it were not an Agent hereunder.

   (c) No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01), and (iii) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, or shall be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Lender serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01) or in the absence of its own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender (in which case such Agent shall promptly give a copy of such written notice to the Lenders and the other Agents). No Agent shall be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (D) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or
(E) the satisfaction of any condition set forth in Article VI or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent. No Co-Agent shall have any duties or obligations in such capacity under any of the Loan Documents.

   (d) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

   (e) Each Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding subsections of this
Section 10.01 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

   (f) Subject to the appointment and acceptance of a successor Agent as provided in this subsection (f), any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a Lender with an office in New York, New York, or an Affiliate of any such Lender. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring
Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

   (g) Each Lender acknowledges that it has independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

   SECTION 10.02. Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrower), ratably according to the respective Percentages of the Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that the Agents are entitled to reimbursement for such expenses pursuant to Section 11.04 but are not reimbursed for such expenses by the Borrower.


                                 ARTICLE XI
                                MISCELLANEOUS

   SECTION 11.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive, modify or eliminate any of the conditions specified in Article VI, (ii) increase the Commitments of the Lenders that may be maintained hereunder or under any Tranche or subject the Lenders to any additional obligations, (iii) reduce the principal of, or interest on, any Loan, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(c)), (iv) postpone any date fixed for any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(c)), (v) change the definition of "Required Lenders" contained in Section 1.01 or change any other provision that specifies the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder,
(vi) amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders, (vii) amend, waive or modify Section 2.03(b), Section 2.03(c), Section 8.01(l), the definition of "Collateral Release Date" or "Trigger Date" contained in Section 1.01, or this Section 11.01, or (viii) release any collateral or change any provision of the Cash Collateral Agreement providing for the release of Collateral; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each Agent in addition to the Lenders required above to take such action, affect the rights or duties of any Agent under this Agreement or any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of any Issuing Bank under this Agreement or any other Loan Document. Any request from the Borrower for any amendment, waiver or consent under this Section 11.01 shall be addressed to the Administrative Agent.

   SECTION 11.02. Notices, Etc. All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, (i) if to the Borrower, at its address at Fairlane Plaza South, 330 Town Center Drive, Suite 1100, Dearborn, Michigan 48126, Attention: Michael D. VanHemert, Esq., Assistant General Counsel, with a copy to Doris F. Galvin, Vice President and Treasurer, 212 West Michigan Avenue, Jackson, Michigan 49201; (ii) if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I; (iii) if to any Issuing Bank, at its address specified in the Issuing Bank Agreement to which it is a party; (iv) if to any Lender other than a Bank, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; and (v) if to the Administrative Agent, the Documentation Agent, the Collateral Agent or the Syndication Agent, at its address at Agent Bank Services Group, 1 Chase Manhattan Plaza, 8th Floor, New York,
New York 10081, Attention: Vincent Siino (Telecopy no. 212.552.5777), with a copy to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 3rd Floor, New York, New York 10081, Attention: Thomas L. Casey (Telecopy
No. 212.552.6276); or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective five days after when deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to any Agent pursuant to Article II, III, or X shall not be effective until received by such Agent.

   SECTION 11.03. No Waiver of Remedies. No failure on the part of the Borrower, any Lender, any Issuing Bank or any Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

   SECTION 11.04. Costs, Expenses and Indemnification. (a) The Borrower agrees to (i) reimburse on demand all reasonable costs and expenses of each Agent and the Arranger (including reasonable fees and expenses of counsel to the Agents) in connection with (A) the preparation, negotiation, execution and delivery of the Loan Documents and (B) the care and custody of any and all collateral, and any proposed modification, amendment, or consent relating to any Loan Document, and (ii) to pay on demand all reasonable costs and expenses of each Agent and, on and after the date upon which the principal amount outstanding hereunder becomes or is declared to be due and payable pursuant to Section 9.02 or an Event of Default specified in Section 9.01(a) shall have occurred and be continuing, each Lender (including reasonable fees and expenses of counsel to the Agents, special Michigan counsel to the Lenders and, from and after such date, counsel for each Lender (including the allocated costs and expenses of in-house counsel)) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder.

   (b) The Borrower shall indemnify each Agent, the Arranger, the Issuing Bank, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnified Person") against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnified Person, incurred by or asserted against any Indemnified Person arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan, Letter of Credit or other Extension of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of any Hazardous Substance on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnified Person.

   (c) The Borrower's other obligations under this Section 11.04 shall survive the repayment of all amounts owing to the Lenders, the Issuing Banks and the Agents under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 11.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

   SECTION 11.05. Right of Set-off. (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 9.02 to authorize the Administrative Agent to declare the principal amount outstanding hereunder to be due and payable pursuant to the provisions of
Section 9.02, each Lender and Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Issuing Bank to or for the credit or the account of the Borrower, against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Promissory Notes held by such Lender or the Issuing Bank Agreement to which such Issuing Bank is a party, as the case may be, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement, such Promissory Notes or such Issuing Bank Agreement, as the case may be, and although such obligations may be unmatured. Each Lender and Issuing Bank agrees to notify promptly the Borrower after any such set-off and application made by such Lender or Issuing Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and Issuing Bank under this
Section 11.05 are in addition to other rights and remedies (including other rights of set-off) which such Lender and Issuing Bank may have.

   (b) The Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against any Agent or any Lender for such Agent's or such Lender's, as the case may be, gross negligence or wilful misconduct, but no Lender shall be liable for any such conduct on the part of any Agent or any other Lender, and no Agent shall be liable for any such conduct on the part of any Lender.

   SECTION 11.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

   SECTION 11.07. Assignments and Participation. (a) Each Lender may, with the consent of the Borrower and the Administrative Agent (such consent not to be unreasonably withheld or delayed and, in the case of the Borrower, shall not be required if an Event of Default has occurred and is continuing), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments, the Loans owing to it and any Promissory Notes held by it); provided, however, that
(i) each such assignment shall be made by such Lender on a pro rata basis among such Lender's Revolving 364-Day Commitment, Revolving Three-Year Commitment and Term Commitment, (ii) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (iii) the aggregate amount of the Commitments of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Lender Assignment with respect to such assignment) shall in no event be less than the lesser of the aggregate amount of such Lender's Commitments and $10,000,000 and shall be an integral multiple of $5,000,000, (iv) each such assignment shall be to an Eligible Assignee, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Assignment, together with any Promissory Notes subject to such assignment, an Administrative Questionnaire and a processing and recordation fee of $3,500; and provided further, however, that the consent of the Borrower and the Administrative Agent shall not be required for any assignments by a Lender to any of its Affiliates or to any other Lender or any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it to an Eligible Assignee pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided, however, that the limitation set forth in clause (iv), above, shall not apply if an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared all Loans to be, or all Loans shall have automatically become, immediately due and payable hereunder. The Administrative Agent agrees to give prompt notice to the Lenders and the Borrower of any assignment or participation of its rights and obligations as a Bank hereunder. Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time assign all or any portion of the Loans owing to it to any Affiliate of such Lender. The assigning Lender shall promptly notify the Borrower of any such assignment. No such assignment, other than to an Eligible Assignee, shall release the assigning Lender from its obligations hereunder.

   (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Section 7.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee (unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared all Loans to be immediately due and payable hereunder, in which case no such confirmation is necessary); (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to each Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

   (c) The Administrative Agent shall maintain at its address referred to in Section 11.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

   (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), any Promissory Notes subject to such assignment, the processing and recordation fee referred to in subsection (a) above and any written consent to such assignment required by subsection (a) above, the Administrative Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit G, (i) accept such Lender Assignment,
(ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. New and/or replacement Promissory Notes payable to the assignee and the assigning Lender (if the assigning Lender assigned less than all of its rights and obligations hereunder) shall be issued upon request pursuant to Section 3.01(d), and shall be dated the effective date of such Lender Assignment.

   (e) Each Lender may sell participations to one or more banks or other entities (a "Participant") in or to all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitments, the Loans owing to it and any Promissory Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Promissory Notes for all purposes of this Agreement, and (iv) the Borrower, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (f) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.04 and 5.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (a) above. To the extent permitted by law, each Participant shall also be entitled to the benefits of Section 11.05(a) as though it were a Lender, provided such Participant agrees to be subject to
Section 5.05 as though it were a Lender.

   (f) A Participant shall not be entitled to receive any greater payment under Section 5.04 or 5.06 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.06 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.06(e) as though it were a Lender.

   (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 11.07, disclose to the assignee or Participant or proposed assignee or Participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or Participant or proposed assignee or Participant shall agree, in accordance with the terms of
Section 11.08, to preserve the confidentiality of any Confidential Information received by it from such Lender.

   (h) If any Lender (or any Participant to which such Lender has sold a participation) shall (i) make any demand for payment under Section 5.04(a) or (c), or (ii) determine not to extend the Termination Date of any Tranche in response to any request by the Borrower pursuant to Section 2.05, then (A) in the case of any demand made under clause (i) above, within 30 days after any such demand (if, but only if, such demanded payment has been made by the Borrower) or notice, and (B) in the case of the occurrence of the event described in clause (ii) above, within 20 days after such occurrence, the Borrower may, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Event of Default or Default shall then have occurred and be continuing, demand that such Lender assign, at the sole cost and expense of the Borrower, in accordance with this Section 11.07 to one or more Eligible Assignees designated by the Borrower, all (but not less than all) of such Lender's Commitments and the Loans owing to it within the period ending on the later to occur of (x) the last day in the period described in clause (A) or (B) above, as applicable, and (y) the last day of the longest of the then current Interest Periods for such Loans. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignees for all or part of such Lender's Commitments or Loans, then such demand by the Borrower shall become ineffective; it being understood for purposes of this subsection (h) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrower, if such Eligible Assignee (1) shall agree to such assignment by entering into a Lender Assignment with such Lender and (2) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrower to such Lender hereunder and under any Promissory Notes made by the Borrower to such Lender, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to in clause (i) above, and payable by the Borrower as a condition to the Borrower's right to demand such assignment) or otherwise (including, without limitation, to the extent not paid by the Borrower, any payments required pursuant to Section 5.04(b)). In addition, in the case of any amount demanded for payment by any Lender (or such Participant) pursuant to Section 5.04(a) or (c), the Borrower may, in the case of any such Lender, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Event of Default or Default shall then have occurred and be continuing, terminate all (but not less than all) such Lender's Commitments and prepay all (but not less than all) such Lender's Loans not so assigned, together with all interest accrued thereon to the date of such prepayment and all fees, costs and expenses and other amounts then owing by the Borrower to such Lender hereunder and under any Promissory Notes made by the Borrower to such Lender, at any time from and after such later occurring day in accordance with Sections 2.03 and 5.03 (but without the requirement stated therein for ratable treatment of the other Lenders), if and only if, after giving effect to such termination and prepayment, the sum of the aggregate principal amount of the Loans of all Lenders then outstanding does not exceed the then remaining Commitments of the Lenders. Notwithstanding anything set forth above in this subsection (h) to the contrary, the Borrower shall not be entitled to compel the assignment by any Lender demanding payment under Section 5.04(a) of its Commitments and Loans or terminate and prepay the Commitments and Loans of such Lender if, prior to or promptly following any such demand by the Borrower, such Lender shall have changed or shall change, as the case may be, its Applicable Lending Office for its Eurodollar Rate Loans so as to eliminate the further incurrence of such increased cost. In furtherance of the foregoing, any such Lender demanding payment or giving notice as provided above agrees to use reasonable efforts to so change its Applicable Lending Office if, to do so, would not result in the incurrence by such Lender of additional costs or expenses which it deems material or, in the sole judgment of such Lender, be inadvisable for regulatory, competitive or internal management reasons.

   (i) Anything in this Section 11.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitments and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

   SECTION 11.08. Confidentiality. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Agents, the Issuing Banks and the Lenders (each, a "Recipient") written information which is identified to the Recipient when delivered as confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "Confidential Information"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrower may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with its Affiliates or with prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such Affiliate's or prospective participant's (as the case may be) entering into an agreement as to confidentiality similar to this Section 11.08. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (1) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities,
(2) pursuant to court order, subpoena or other legal process or
(3) otherwise, as required by law; in the event of any required disclosure under clause (2) or (3), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable to the extent not prohibited by law.

   SECTION 11.09. Waiver of Jury Trial. THE BORROWER, THE AGENTS, THE ISSUING BANKS, THE LEAD MANAGERS AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

   SECTION 11.10. Governing Law; Submission to Jurisdiction. This Agreement and the Promissory Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower, the Lenders, the Issuing Banks, the Agents and the Lead Managers each
(i) irrevocably submits to the jurisdiction of any New York State court or Federal court sitting in New York City in any action arising out of any Loan Document, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

   SECTION 11.11. Relation of the Parties; No Beneficiary. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto. The Borrower hereby acknowledges that neither any Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

   SECTION 11.12.  Existing Banks' Waiver, Acknowledgment and Release.
The Existing Banks hereby waive compliance by the Borrower with the requirement contained in Section 5.03(b) of the Existing Revolving Agreement for the Borrower to provide, upon the termination in full of the "Commitments" under the Existing Revolving Agreement on the date hereof, cash collateral to secure LC Outstandings with respect to the Existing Letters of Credit. The Lenders and each Issuing Bank acknowledge and agree that each Existing Letter of Credit shall constitute a Letter of Credit for all purposes under this Agreement. In addition, the Existing Banks hereby release their Lien on all of the Collateral (as defined in the "Cash Collateral Agreement" referred to in the Existing Revolving Agreement), if any, and direct the Operational Agent (as defined in the Existing Revolving Agreement) to return all such Collateral to the Borrower. Furthermore, the Banks party to the Existing Term Agreement and the Existing Banks hereby waive the five Business Days' notice requirement for termination of the "Commitments" (as defined in the Existing Term Agreement and the Existing Revolving Agreement) under Section 2.03(a) of the Existing Term Agreement and Section 2.03(a) of the Existing Revolving Agreement, respectively.

   SECTION 11.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

   SECTION 11.14. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates pursuant hereto shall be considered to have been relied upon by the Agents and the Lenders and shall survive the making by the Lenders of the Extensions of Credit and the execution and delivery to the Lenders of any Promissory Notes evidencing the Extensions of Credit and shall continue in full force and effect so long as any Promissory Note or any amount due hereunder is outstanding and unpaid or any Commitment of any Lender has not been terminated.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                       CMS ENERGY CORPORATION



                       By  /s/ A M Wright
                         ----------------------------------
                         Senior Vice President, Chief
                         Financial Officer and Treasurer


                       THE CHASE MANHATTAN BANK,
                       as Administrative Agent, Collateral Agent,
                       Documentation Agent and Syndication Agent




                       By  /s/ Thomas H. Kozlark
                         ----------------------------------
                         Vice President

Revolving 364-Day Commitment     THE CHASE MANHATTAN BANK

$16,711,111.09

Revolving Three-Year Commitment  By:  /s/ Thomas H. Kozlark
                                   -------------------------------
$25,066,666.78                     Title:  Vice President

Term Commitment

$5,222,222.25


Total Commitment:  $47,000,000.12

Revolving 364-Day Commitment     ABN AMRO BANK N.V.,
                                   as Co-Agent and Bank
$13,155,555.56

Revolving Three-Year Commitment  By:  /s/ Mark Lasek
                                   -------------------------------
$19,733,333.33                     Title:  Mark R. Lasek
                                           Vice President

Term Commitment

$4,111,111.11                    By:  /s/  R.E. Lee IV
                                   -------------------------------
                                   Title:  Robert E. Lee IV
                                           Corporate Finance Officer

Total Commitment:  $37,000,000

Revolving 364-Day Commitment     BANK OF AMERICA ILLINOIS,
                                   as Co-Agent and Bank
$13,155,555.56

Revolving Three-Year Commitment  By:  /s/ Vanessa Sheh Meyer
                                   -------------------------------
$19,733,333.33                     Title:  Vanessa Sheh Meyer
                                           Vice President
Term Commitment

$4,111,111.11


Total Commitment:  $37,000,000

Revolving 364-Day Commitment     BANKBOSTON, N.A.,
                                   as Co-Agent and Bank
$13,155,555.56

Revolving Three-Year Commitment  By:  /s/ Frank Smith
                                   -------------------------------
$19,733,333.33                     Title:  Director

Term Commitment

$4,111,111.11


Total Commitment:  $37,000,000

Revolving 364-Day Commitment     BARCLAYS BANK PLC,
                                   as Co-Agent and Bank
$13,155,555.56

Revolving Three-Year Commitment  By:  /s/ Sydney G Dennis
                                   -------------------------------
$19,733,333.33                     Title:  Sydney G. Dennis
                                           Director
Term Commitment

$4,111,111.11


Total Commitment:  $37,000,000

Revolving 364-Day Commitment     DRESDNER BANK AG, NEW YORK
                                   AND GRAND CAYMAN BRANCHES,
$13,155,555.56                     as Co-Agent and Bank

Revolving Three-Year Commitment  By:  /s/ Thomas Lake
                                   -------------------------------
$19,733,333.33                     Title:  Thomas Lake
                                           Vice President

Term Commitment

$4,111,111.11                    By:  /s/  M E Terry
                                   -------------------------------
                                   Title:  Michael E. Terry
                                           Assistant Vice President

Total Commitment:  $37,000,000

Revolving 364-Day Commitment     NATIONAL AUSTRALIA BANK,
                                   LIMITED, Co-Agent and Bank
$13,155,555.56

Revolving Three-Year Commitment  By:  /s/ Thomas Kilfoyle
                                   -------------------------------
$19,733,333.33                     Title:  Vice President

Term Commitment

$4,111,111.11


Total Commitment:  $37,000,000

Revolving 364-Day Commitment     NATIONSBANK, N.A.,
                                   as Co-Agent and Bank
$13,155,555.56

Revolving Three-Year Commitment  By:  /s/ Gretchen P Burud
                                   -------------------------------
$19,733,333.33                     Title:  Gretchen P. Burud
                                           Vice President
Term Commitment

$4,111,111.11


Total Commitment:  $37,000,000

Revolving 364-Day Commitment     THE SUMMITOMO BANK, LIMITED
                                   CHICAGO BRANCH, as Co-Agent and
$13,155,555.56                     Bank

Revolving Three-Year Commitment  By:  /s/ H. Iwami
                                   -------------------------------
$19,733,333.33                     Title:  Hiroyuki Iwami
                                           Joint General Manager
Term Commitment

$4,111,111.11


Total Commitment:  $37,000,000

Revolving 364-Day Commitment     BANK OF MONTREAL,
                                   as Lead Manager and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ Howard A. Turner
                                   -------------------------------
$16,533,333.33                     Title:  Director

Term Commitment

$3,444,444.44


Total Commitment:  $30,999,999.99

Revolving 364-Day Commitment     THE BANK OF NEW YORK,
                                   as Lead Manager and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ Dennis Pidherny
                                   -------------------------------
$16,533,333.33                     Title:  Dennis Pidherny
                                           Vice President
Term Commitment

$3,444,444.44


Total Commitment:  $30,999,999.99

Revolving 364-Day Commitment     BANK OF SCOTLAND,
                                   as Lead Manager and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ Annie Chin Tat
                                   -------------------------------
$16,533,333.33                     Title:  Annie Chin Tat
                                           Vice President
Term Commitment

$3,444,444.44


Total Commitment:  $30,999,999.99

Revolving 364-Day Commitment     BANQUE PARIBAS,
                                   as Lead Manager and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ Dan Cozine
                                   -------------------------------
$16,533,333.33                     Title:  V P


Term Commitment

$3,444,444.44                    By:  /s/  David Lee
                                   -------------------------------
                                   Title:  V.P.


Total Commitment:  $30,999,999.99

Revolving 364-Day Commitment     COMERICA BANK,
                                   as Lead Manager and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ Charles L. Weddell
                                   -------------------------------
$16,533,333.33                     Title:  V.P.

Term Commitment

$3,444,444.44


Total Commitment:  $30,999,999.99

                                 CREDIT LYONNAIS CHICAGO
Revolving 364-Day Commitment       BRANCH, as Lead Manager
                                   and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ MAKlemm
                                   -------------------------------
$16,533,333.33                     Title:  Mary Ann Klemm
                                           Vice President and
Term Commitment                            Group Head

$3,444,444.44


Total Commitment:  $30,999,999.99

Revolving 364-Day Commitment     THE INDUSTRIAL BANK OF JAPAN,
                                   LIMITED, as Lead Manager and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ Hiroaki Nakamura
                                   -------------------------------
$16,533,333.33                     Title:  Joint General Manager

Term Commitment

$3,444,444.44


Total Commitment:  $30,999,999.99

Revolving 364-Day Commitment     MICHIGAN NATIONAL BANK,
                                   as Lead Manager and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ Mark S Aben
                                   -------------------------------
$16,533,333.33                     Title:  Mark S. Aben
                                           Sr. Relationship Manager
Term Commitment

$3,444,444.44


Total Commitment:  $30,999,999.99

                                 THE MITSUBISHI TRUST AND
                                   BANKING CORPORATION, LOS
Revolving 364-Day Commitment       ANGELES AGENCY, as Lead Manager
                                   and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ Y Satomi
                                   -------------------------------
$16,533,333.33                     Title:  Yasushi Satomi
                                           Senior Vice President
Term Commitment

$3,444,444.44


Total Commitment:  $30,999,999.99

Revolving 364-Day Commitment     SOCIETE GENERALE, CHICAGO
                                   BRANCH, as Lead Manager and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ Eric Siebert, Jr.
                                   -------------------------------
$16,533,333.33                     Title:  CBM

Term Commitment

$3,444,444.44


Total Commitment:  $30,999,999.99

Revolving 364-Day Commitment     TORONTO DOMINION (TEXAS), INC.
                                   as Lead Manager and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ Neva Nesbitt
                                   -------------------------------
$16,533,333.33                     Title:  Neva Nesbitt
                                           Vice President
Term Commitment

$3,444,444.44


Total Commitment:  $30,999,999.99

Revolving 364-Day Commitment     UNION BANK OF CALIFORNIA, N.A.,
                                   as Lead Manager and Bank
$11,022,222.22

Revolving Three-Year Commitment  By:  /s/ Jason DiNapoli
                                   -------------------------------
$16,533,333.33                     Title:  Jason P. DiNapoli
                                           Vice President
Term Commitment

$3,444,444.44


Total Commitment:  $30,999,999.99

Revolving 364-Day Commitment     AUSTRALIA AND NEW ZEALAND
                                   BANKING GROUP LIMITED
$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ Ian P Sanders
                                   -------------------------------
$13,333,333.33                     Title:  Vice President

Term Commitment

$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     THE BANK OF NOVA SCOTIA

$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ F C H Ashby
                                   -------------------------------
$13,333,333.33                     Title:  F.C.H. Ashby
                                           Senior Manager Loan Operations
Term Commitment

$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     BANQUE NATIONALE DE PARIS

$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ Arnaud Collin du Bocage
                                   -------------------------------
$13,333,333.33                     Title:  Arnaud Collin du Bocage
                                           Executive Vice President
Term Commitment                            and General Manager

$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     BHF-BANK AKTIENGESELLSCHAFT

$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ Thomas J Scifo
                                   -------------------------------
$13,333,333.33                     Title:  AVP

Term Commitment                  By:  /s/ John Sykes
                                   -------------------------------
$2,777,777.78                      Title:  AVP


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     CHANG HWA COMMERCIAL BANK,
                                   LTD., NEW YORK BRANCH
$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ Wantu Yeh
                                   -------------------------------
$13,333,333.33                     Title:  Wan-Tu Yeh
                                           VP & General Manager
Term Commitment

$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     CIBC INC.

$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ John P Burke
                                   -------------------------------
$13,333,333.33                     Title:  John P. Burke
                                           Director
Term Commitment                            CIBC Wood Gundy Securities
                                            Corp., As Agent
$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     CITIBANK, N.A.

$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ Anita J. Brickell
                                   -------------------------------
$13,333,333.33                     Title:  Attorney-In-Fact

Term Commitment

$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     THE FIRST NATIONAL BANK
                                   OF CHICAGO
$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ Jane Bek
                                   -------------------------------
$13,333,333.33                     Title:  Vice President

Term Commitment

$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     MELLON BANK, N.A.

$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ Richard D. Matthews
                                   -------------------------------
$13,333,333.33                     Title:  Vice President

Term Commitment

$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     NATIONAL WESTMINISTER BANK PLC

$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ Ian M Plester
                                   -------------------------------
$13,333,333.33                     Title:  Ian M. Plester
                                           Vice President
Term Commitment

$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     THE ROYAL BANK OF SCOTLAND
                                   PLC
$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ G F Stoddart
                                   -------------------------------
$13,333,333.33                     Title:  Grant F. Stoddart
                                           Senior Vice President
Term Commitment                              & Manager

$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     THE SAKURA BANK, LIMITED

$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ Shunji Sakurai
                                   -------------------------------
$13,333,333.33                     Title:  Shunji Sakurai
                                           Joint General Manager
Term Commitment

$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     THE SANWA BANK, LIMITED,
                                   CHICAGO BRANCH
$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ Richard H. Ault
                                   -------------------------------
$13,333,333.33                     Title:  Richard H. Ault
                                           Vice President
Term Commitment

$2,777,777.78


Total Commitment:  $25,000,000

Revolving 364-Day Commitment     THE SUMITOMO TRUST & BANKING
                                   CO., LTD., NEW YORK BRANCH
$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ Suraj P. Bhatia
                                   -------------------------------
$13,333,333.33                     Title:  Sr. Vice President

Term Commitment

$2,777,777.78


Total Commitment:  $25,000,000












CMS Energy Corporation
Credit Agreement
July 2, 1997

Revolving 364-Day Commitment     UNION BANK OF SWITZERLAND,
                                   NEW YORK BRANCH
$8,888,888.89

Revolving Three-Year Commitment  By:  /s/ DEMikula
                                   -------------------------------
$13,333,333.33                     Title:  David E. Mikula
                                           Managing Director
Term Commitment
                                 By:  /s/ Karen Roth
$2,777,777.78                      -------------------------------
                                   Title:  Karen Roth
                                           Assistant Vice President

Total Commitment:  $25,000,000

Revolving 364-Day Commitment     FIRST COMMERCIAL BANK
                                   (INCORPORATED IN TAIWAN,
$7,111,111.11                      R.O.C.), LOS ANGELES BRANCH

Revolving Three-Year Commitment  By:  /s/ June Shiong Lu
                                   -------------------------------
$10,666,666.67                     Title:  Vice President &
                                           General Manager
Term Commitment

$2,222,222.22


Total Commitment:  $20,000,000

Revolving 364-Day Commitment     THE FUJI BANK, LIMITED

$5,333,333.33

Revolving Three-Year Commitment  By:  /s/ T Kamatsuk
                                   -------------------------------
$8,000,000.00                      Title:  Tetsuo Kamatsu(K-219)
                                           Joint General Manager
Term Commitment

$1,666,666.67


Total Commitment:  $15,000,000

                                                  EXHIBIT A



                         FORM OF NOTICE OF BORROWING


                                             [Date]


The Chase Manhattan Bank, as Administrative
  Agent for the Lenders parties to the
  Credit Agreement referred to below

Attention:   Vincent Siino


Ladies and Gentlemen:

   The undersigned, CMS Energy Corporation, refers to the Credit Agreement, dated as of July 2, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, Documentation Agent, Collateral Agent and Syndication Agent, the Co-Agents named therein and the Lead Managers named therein, and hereby gives you notice, irrevocably, pursuant to Section
3.01 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 3.01(a) of the Credit Agreement:

   (i)    The Business Day of the Proposed Borrowing is __________, 19__.

   (ii)   The Proposed Borrowing is under the [Revolving 364-Day]
[Revolving Three-Year] [Term] Tranche.

   (iii) The Type of Loans comprising the Proposed Borrowing is [ABR Loans] [Eurodollar Rate Loans].

   (iv)   The aggregate amount of the Proposed Borrowing is $___________.

   (1)[(v) The initial Interest Period for each Loan made as part of the Proposed Borrowing is ____ months.]

   The undersigned hereby acknowledges that the delivery of this Notice of Borrowing shall constitute a representation and warranty by the Borrower that, on the date of the Proposed Borrowing, the statements contained in Sections 6.02(a) and 6.03(a) of the Credit Agreement are true.

                        Very truly yours,

                        CMS ENERGY CORPORATION


                        By _________________________________
                           Name:
                           Title:

-------------------
   1  To be included for a Proposed Borrowing comprised of Eurodollar Rate
      Loans.

                                                  EXHIBIT B

                        FORM OF NOTICE OF CONVERSION


                                             [Date]

The Chase Manhattan Bank, as Administrative
  Agent for the Lenders parties to the
  Credit Agreement referred to below

Attention:   Vincent Siino

Ladies and Gentlemen:

   The undersigned, CMS Energy Corporation, refers to the Credit Agreement, dated as of July 2, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, Documentation Agent, Collateral Agent and Syndication Agent, the Co-Agents named therein and the Lead Managers named therein, and hereby gives you notice, irrevocably, pursuant to Section
3.02 of the Credit Agreement that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 3.02 of the Credit Agreement:

   (i)    The Business Day of the Proposed Conversion is
__________________.

   (ii) The Proposed Conversion is being requested in connection with a Loan under the [Revolving 364-Day] [Revolving Three-Year] [Term] Tranche.

   (iii) The Type of Loans comprising the Proposed Conversion is [ABR Loans] [Eurodollar Rate Loans].

   (iv)   The aggregate amount of the Proposed Conversion is  $___________.

   (v) The Type of Loans to which such Loans are proposed to be Converted is [ABR Loans] [Eurodollar Rate Loans].

   (vi) The Interest Period for each Loan made as part of the Proposed Conversion is ____ month(s).(1)

   The undersigned hereby certifies that the Borrower's request for the Proposed Conversion is made in compliance with Sections 3.02, 3.03 and
3.04 of the Credit Agreement. The undersigned hereby acknowledges that the delivery of this Notice of Conversion shall constitute a representation and warranty by the Borrower that, on the date of the Proposed Conversion, [(i)] the statements contained in Section 6.02(a) of the Credit Agreement are true and [(ii) no Default [(other than a Default resulting from the failure of the Borrower to comply with the ratio set forth in Section 8.01(j) of the Credit Agreement)](2) has occurred and is continuing](3).

                        Very truly yours,

                        CMS ENERGY CORPORATION


                        By _________________________________
                           Name:
                           Title:


------------------------------------
   1  Delete for ABR Loans.

   2 Include only if a Default has occurred and is continuing as the result of the failure of the Borrower to comply with the ratio set forth in Section 8.01(j) of the Credit Agreement. In such case, a Conversion into Eurodollar Rate Loans with an Interest Period not to exceed three months in duration is permitted pursuant to
      Section 3.04(a)(vi) of the Credit Agreement.

   3  Delete if Conversion is into ABR Loans.

                                                  EXHIBIT C


                      FORM OF CASH COLLATERAL AGREEMENT


   CASH COLLATERAL AGREEMENT, dated as of July ___, 1997, made by
CMS ENERGY CORPORATION, a Michigan corporation (the "Pledgor"), to The Chase Manhattan Bank ("Chase"), as collateral agent (the "Collateral Agent") for the lenders (the "Lenders") parties to the Credit Agreement (as hereinafter defined).


                           PRELIMINARY STATEMENTS


   (1) Chase, as Administrative Agent, Documentation Agent, Collateral Agent and Syndication Agent, the Co-Agents, the Lead Managers and the Lenders have entered into a Credit Agreement, dated as of July 2, 1997 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), with the Pledgor.

   (2) Pursuant to Section 5.03(b) of the Credit Agreement, any prepayments required by such subsection are to be applied to outstanding Base Rate Loans up to the full amount thereof before they are applied, first, to outstanding Eurodollar Rate Loans and, second, as cash collateral, pursuant to this Agreement, to secure LC Outstandings.

   (3) The cash collateral referenced in preliminary statement (2), above, shall be deposited by the Collateral Agent in a special non-interest-bearing cash collateral account (the "Account") with the Collateral Agent at its office at 1 Chase Manhattan Plaza, New York,
New York 10081, Account No. 910-2-787398 (or at such other office of the Collateral Agent as the Collateral Agent may, from time to time, notify the Pledgor), in the name of the Pledgor but under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement.

   NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Lenders as follows:

   SECTION 1. Pledge and Assignment. The Pledgor hereby pledges and assigns to the Collateral Agent for its benefit and the ratable benefit of the Lenders, and grants to the Collateral Agent for its benefit and the ratable benefit of the Lenders a security interest in, the following collateral (the "Collateral"):

      (i) the Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Account;

      (ii) all Investments (as hereinafter defined) from time to time, and all certificates and instruments, if any, from time to time representing or evidencing the Investments;

      (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Pledgor in substitution for or in addition to any or all of the then existing Collateral;

      (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing
   Collateral; and

      (v)    all proceeds of any and all of the foregoing Collateral.

   SECTION 2. Security for Obligations. This Agreement secures the payment of all reimbursement obligations of the Pledgor now or hereafter existing with respect to LC Outstandings, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Pledgor to the Collateral Agent or the Lenders under the Credit Agreement and the Promissory Notes (if any) but for the fact that they are unenforceable or not allowable due to of the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

   SECTION 3. Delivery of Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default or a Default, in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

   SECTION 4. Maintaining the Account. So long as any Lender has any Commitment under the Revolving Three-Year Tranche or any Revolving Three-Year Loan or interest thereon shall remain unpaid:

   (a)    The Pledgor will maintain the Account with the Collateral Agent.

   (b) It shall be a term and condition of the Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Account and except as otherwise provided by the provisions of Section 6 and Section 13, that no amount (including interest on the Account, if any) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person (other than the Collateral Agent and the Lenders) from the Account.

   The Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

   SECTION 5. Investing of Amounts in the Account. If requested by the Pledgor, the Collateral Agent will, subject to the provisions of Section 6 and Section 13, from time to time (a) invest amounts on deposit in the Account in such Permitted Investments as the Pledgor may select and the Collateral Agent may approve and (b) invest interest paid on the Permitted Investments referred to in clause (a) above, and reinvest other proceeds of any such Permitted Investments which may mature or be sold, in each case in such Permitted Investments as the Pledgor may select and the Collateral Agent may approve (the Permitted Investments referred to in clauses (a) and (b) above, being collectively "Investments"). Interest and proceeds that are not invested or reinvested in Investments as provided above shall be deposited and held in the Account.

   SECTION 6. Release of Amounts. So long as no Event of Default or Default shall have occurred and be continuing, the Collateral Agent will pay and release to the Pledgor or at its order, upon the request of the Pledgor, (a) amounts of credit balance of the Account and of principal of any other Collateral when matured or sold to the extent that (i) the sum of the credit balance of the Account plus the aggregate outstanding principal amount of all other Collateral exceeds (ii) the aggregate amount of LC Outstandings in respect of all Letters of Credit and all other amounts owing by the Pledgor hereunder, (b) all amounts in the Account if the Commitments under the Revolving Three-Year Tranche exceed the aggregate amount of LC Outstandings in respect of all Letters of Credit and all other amounts owing by the Pledgor hereunder and (c) all interest and earnings on the Investments deposited and held in the Account.

   SECTION 7. Representations and Warranties. The Pledgor represents and warrants as follows:

   (a) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

   (b) The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

   (c) No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge and assignment by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor,
(ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or
(iii) for the exercise by the Collateral Agent of its rights and remedies hereunder.

   (d) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

   (e) The Pledgor has, independently and without reliance upon the Collateral Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

   SECTION 8. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

   SECTION 9. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or
(ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

   SECTION 10. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default or Default or otherwise to the extent that the Collateral Agent shall reasonably deem any action to be necessary in order to maintain its security interest in the Collateral, in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

   SECTION 11. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 14.

   SECTION 12. The Collateral Agent's Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

   SECTION 13. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

   (a) The Collateral Agent may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account against the Obligations or any part thereof.

   (b) The Collateral Agent may also exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

   (c) Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 14) in whole or in part by the Collateral Agent for the ratable benefit of the Lenders against, all or any part of the Obligations in such order as the Collateral Agent shall elect. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

   SECTION 14. Expenses. The Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Lenders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

   SECTION 15. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

   SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Pledgor, at its address at Fairlane Plaza South, 330 Town Center Drive, Suite 1100, Dearborn, Michigan 48126, Attention: Michael D. VanHemert, Esq., with a copy to Doris F. Galvin, Vice President and Treasurer, 212 West Michigan Avenue, Jackson, Michigan 49201, and if to the Collateral Agent, at its address specified in the Credit Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective five days after when deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively.

   SECTION 17. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Agreement and (y) the expiration or termination of the Commitments under the Revolving Three-Year Tranche, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Collateral Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and any Promissory Notes held by
it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Article X (concerning the Agents) and Section 11.07 of the Credit Agreement. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitments under the Revolving Three-Year Tranche, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgor's expense, return to the Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

   SECTION 18. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in
Article 9 of the Code are used herein as therein defined.

   IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                        CMS ENERGY CORPORATION



                        By__________________________________
                           Name:
                           Title:


ACCEPTED AND AGREED:

THE CHASE MANHATTAN BANK,
  as Collateral Agent


By_________________________________
      Vice President

                                                  EXHIBIT D

                               FORM OF OPINION
                         OF COUNSEL FOR THE BORROWER


                                             July __, 1997


To each of the Lenders parties to the
   Credit Agreement referred to
   below, to The Chase Manhattan
   Bank, as an Agent under the
   Credit Agreement, and to the
   Co-Agents and Lead Managers
   named therein


Ladies and Gentlemen:

   This letter is furnished to you pursuant to Section 6.01(a)(viii)(A) of the Credit Agreement, dated as of July 2, 1997 (the "Credit Agreement"), among CMS Energy Corporation (the "Borrower"), the Banks parties thereto and the other Lenders from time to time parties thereto, The Chase Manhattan Bank ("Chase"), as Administrative Agent, Documentation Agent, Collateral Agent and Syndication Agent, and the Co-Agents and Lead Managers parties thereto. Capitalized terms not defined herein have the meanings ascribed thereto in the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

   I am Assistant General Counsel of the Borrower and I, or an attorney or attorneys under my general supervision, have represented the Borrower in connection with the preparation, execution and delivery of, and the initial Extension of Credit made under, the Credit Agreement and other Loan Documents.

   In that capacity, I, or an attorney or attorneys under my general supervision, have examined:

   (a)    The Credit Agreement;

   (b)    The Cash Collateral Agreement;

   (c) The Restated Articles of Incorporation of the Borrower and all amendments thereto (the "Charter");

   (d)    The bylaws of the Borrower and all amendments thereto (the
          "Bylaws"); and

   (e) The Promissory Notes executed and delivered by the Borrower on the date hereof.

   In addition, I, or an attorney or attorneys under my general supervision, have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon the representations of officers of the Borrower in the Loan Documents, and upon certificates of the Borrower or its officers or of public officials.

   I have assumed (i) the due execution and delivery, pursuant to due authorization, of each document referred to in clauses (a) through (c) above by all parties to such document (other than the Borrower), (ii) the authenticity of all such documents submitted to us as originals, (ii) the genuineness of all signatures (other than those of the Borrower), and
(iv) the conformity to the originals of all such documents submitted to us as copies.

   Based upon the foregoing and upon such investigation as we have deemed necessary, I am of the following opinion:

1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

2. The execution, delivery and performance by the Borrower of the Credit Agreement and the other Loan Documents to which it is, or is to be, a party, are within the corporate power and authority of the Borrower, have been duly authorized by all necessary corporate action, and do not contravene (a) the Charter or the Bylaws, (b) any provision of applicable law or (c) any legal or contractual restriction binding on the Borrower or its properties; and such execution, delivery and performance do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, or Lien upon or with respect to any of its properties (other than under the Cash Collateral Agreement and Section 8.01(l) of the Credit Agreement). The Credit Agreement, the Cash Collateral Agreement and the Promissory Notes have been duly executed and delivered on behalf of the Borrower.

3. Except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Borrower's Quarterly Report on Form 10-Q for the period ended March 31, 1997, there are no pending or threatened actions or proceedings against the Borrower or its properties before any court, governmental agency or arbitrator, that could, if adversely determined, reasonably be expected to materially adversely affect the financial condition, properties, business or operations of the Borrower, the legality, validity or enforceability of the Credit Agreement or any other Loan Document to which the Borrower is, or is to be, a party, or the validity, enforceability, perfection or priority of any Lien purported to be granted by or under the Cash Collateral Agreement.

4. No authorization or approval or other action by, and no notice to or filing with, any Michigan governmental authority or regulatory body (including, without limitation, the Michigan Public Service Commission) is required for (a) the valid execution, delivery and performance by the Borrower of the Credit Agreement and the other Loan Documents to which it is, or is to be, a party or (b) the creation of any Lien purported to be granted or created pursuant to the Cash Collateral Agreement.

5. In any action or proceeding arising out of or relating to the Credit Agreement or any other Loan Document to which the Borrower is, or is to be, a party in any Michigan state court or any Federal court sitting in the State of Michigan, such court would recognize and give effect to the provisions of the Credit Agreement or any other Loan Document, as the case may be, wherein the parties thereto agree that the Credit Agreement or such other Loan Document, as the case may be, shall be governed by, and construed in accordance with, the laws of the State of New York, except in the case of those provisions set forth in the Credit Agreement and the other Loan Documents the enforcement of which would contravene a fundamental policy of the State of Michigan. In the course of our review of the Credit Agreement and the other Loan Documents, nothing has come to my attention to indicate that any of such provisions would do so.

   The opinions expressed herein are limited to the laws of the State of Michigan and the Federal laws of the United States of America.

   I consent to the reliance on this opinion by McDermott, Will & Emery in their opinion to you of even date herewith delivered pursuant to Section 6.01(a)(viii)(B) of the Credit Agreement. Except as otherwise specified herein, this opinion is being delivered solely for the benefit of the parties to whom it is addressed. Accordingly, it may not be quoted, filed with any governmental authority or otherwise circulated or utilized for any other purpose without my prior written consent.

                        Very truly yours,

                                                  EXHIBIT E

                      FORM OF OPINION OF COUNSEL TO THE
                            ADMINISTRATIVE AGENT

                                             [Date]


To each of the Banks parties to the
  Credit Agreement referred to below,
  to The Chase Manhattan Bank, as an
  Agent under the Credit Agreement,
  and to the Co-Agents and Lead
  Managers named therein


      Re:  CMS Energy Corporation

Ladies and Gentlemen:

   We have acted as special New York counsel to The Chase Manhattan Bank, individually and as Agent, in connection with the execution and delivery of, and the making of the initial Extension of Credit on this date under, the Credit Agreement, dated as of July 2, 1997 (the "Credit Agreement"), among CMS Energy Corporation, the Banks parties thereto and the other Lenders from time to time parties thereto, The Chase Manhattan Bank, as Administrative Agent, Collateral Agent, Documentation Agent and Syndication Agent, and the Co-Agents and Lead Managers named therein. Terms defined in the Credit Agreement are used herein as therein defined.

   In this connection, we have examined the following documents:

      1. a counterpart of the Credit Agreement, executed by the parties thereto; and

      2. the other documents furnished to the Administrative Agent pursuant to Section 6.01(a) of the Credit Agreement, including (without limitation) the opinion of Michael D. VanHemert, Esq., Assistant General Counsel of the Borrower.

   In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have further assumed that you have evaluated, and are satisfied with, the creditworthiness of the Borrower and the business and financial terms evidenced by the Loan Documents. We have relied, as to factual matters, on the documents we have examined.

   To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the opinion, dated the date hereof, of Michael D. VanHemert, Esq., Assistant General Counsel of the Borrower, and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in such opinion.

   Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the following opinion:

   1. The Credit Agreement, the Cash Collateral Agreement, the Issuing Bank Agreements and the Promissory Notes delivered on the date hereof pursuant to Section 6.01(a) of the Credit Agreement are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

   2. The Cash Collateral Agreement will, upon the deposit of cash with the Collateral Agent pursuant thereto, create a valid security interest in the Collateral (as defined therein, but excluding the Account (as defined therein) and any other type of Collateral that is not subject to Article 9 of the UCC) securing payment of the Obligations (as defined therein).

   Our opinion is subject to the following qualifications:

      (a) The enforceability of the Borrower's obligations under the Credit Agreement and the other Loan Documents is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.

      (b) The enforceability of the Borrower's obligations under the Credit Agreement and the other Loan Documents is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

      (c) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.

      (d) We express no opinion herein as to (i) Section 11.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under federal or state securities laws or (v) the enforceability of waivers by parties of their respective rights and remedies under law. In addition, our opinion in paragraph 1 above is subject to the further qualification that certain provisions of the Cash Collateral Agreement are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Cash Collateral Agreement and the Cash Collateral Agreement contains adequate provisions for the practical realization of the rights and benefits afforded thereby, except for the economic consequences of any delay which may be imposed thereby or result therefrom.

      (e) With respect to the opinions set forth in paragraph 2 above, we have assumed that the Borrower has not granted or permitted, nor does there otherwise exist, any execution or attachment on any of the Collateral or any other Lien therein or thereon which does not require steps for perfection under the Uniform Commercial Code of any jurisdiction to be enforceable against third parties. Further, with respect to any Collateral constituting "securities" within the meaning of Article 8 of the UCC, a security interest in such Collateral is enforceable and can attach only if such security is transferred to the Collateral Agent or a person designated by the Collateral Agent pursuant to a provision of
Section 8-313(1) of the Uniform Commercial Code as in effect in the State of New York.

      (f)    We express no opinion herein as to:

          (i) the Borrower's rights in or title to any Collateral, or the authenticity or enforceability thereof;

          (ii)  the perfection or priority of any security interests.

      (g) Our opinions expressed above are limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

   The foregoing opinion is solely for your benefit and may not be relied upon by any other person or entity, other than any Person that may become a Lender under the Credit Agreement after the date hereof.


                        Very truly yours,

                                                  EXHIBIT F

                        COMPUTATIONS USED BY BORROWER
                  IN DETERMINING COMPLIANCE WITH COVENANTS
                  CONTAINED IN SECTIONS 8.01(i) AND 8.01(j)

(Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement, dated as of July 2, 1997, among CMS Energy Corporation, the banks named therein, The Chase Manhattan Bank, as Administrative Agent, Collateral Agent, Documentation Agent and Syndication Agent, and the Co-Agents and Lead Managers named therein)


I. SECTION 8.01(i) (Consolidated Leverage Ratio)

   (i)    Consolidated Debt

      (a)     Debt of the Borrower (See worksheet
              set forth on Schedule 1 hereto)     $___________

      (b)(1)  Aggregate debt (as such term is
              construed in accordance with GAAP)
              of the Consolidated Subsidiaries    $___________

              Total Consolidated Debt             $___________

                                                   ===========
   (ii)   Consolidated Capital

      (a)     Total Consolidated Debt (See (i)
               above)                             $___________

      (b)(2)  Consolidated equity of the common
              stockholders of the Borrower and the
              Consolidated Subsidiaries           $___________
-----------------
   1 To the extent included, Project Finance Debt of any Consolidated Subsidiary shall be included only to the extent of the Borrower's Ownership Interest in such Consolidated Subsidiary.

   2 To the extent included in (b), (c) or (d) above, Project Finance Equity of the Borrower and the Consolidated Subsidiaries in any Consolidated Subsidiary should be included only to the extent of the Borrower's Ownership Interest in each such Consolidated Subsidiary.

      (c)(2)  Consolidated equity of the preference
              stockholders of the Borrower and the
              Consolidated Subsidiaries           $___________

      (d)(2)  Consolidated equity of the preferred
              stockholders of the Borrower and the
              Consolidated Subsidiaries           $___________

              Total Consolidated Capital(3)       $___________

                                                   ===========

   (iii)  Consolidated Leverage Ratio (i/ii)           _______

                                                   ===========

      Maximum Ratio - Section 8.01(i)                  _______



II.   SECTION 8.01(j) (Cash Dividend Coverage Ratio)

   (i)    Cash Dividend Income

      (a)     Cash Dividend Income                $___________

      (b)     25% of Equity Distributions
              received by the Borrower
              (not to exceed $10,000,000)    $_____________________

      (c)     All amounts received by the
              Borrower from its Subsidiaries
              and Affiliates constituting
              reimbursement of interest expense
              (including commitment, guaranty
-----------------
   3 The consolidated equity of the stockholders of the Borrower shall include (i) the aggregate amount of all Hybrid Preferred Securities and (ii) only such percentage of the Net Proceeds from any issuance of any hybrid debt/equity securities (other than Junior Subordinated Debt and Hybrid Preferred Securities) by the Borrower or any Consolidated Subsidiary as shall be agreed by the Administrative Agent and the Borrower (and consented to by the Required Lenders) prior to such issuance, which percentage shall be based on, among other things, the treatment (if any) given to such hybrid securities by the rating agencies.

              and letter of credit fees) paid by
              the Borrower on behalf of any
              such Subsidiary or Affiliate   $________________

                  Total Cash Dividend Income      $___________

                                                  ============
   (ii)   Interest expense (including commitment,
          guaranty and letter of credit fees) accrued by the Borrower in respect of all Debt $___________

   (iii)  Cash Dividend Income/Interest
          Expense Ratio ((i)/(ii))                    ________

          Minimum Ratio - Section 8.01(j)             ________

III.  Project Finance Debt(4)




IV.   Support Obligations(5)




-----------------
   4 Set forth all Project Finance Debt of any Consolidated Subsidiary and the Borrower's Ownership Interest in such Consolidated
      Subsidiary.

   5 Set forth all Support Obligations of the Borrower of the types described in clauses (iv) and (v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonable quantifiable) unless such Support Obligation is previously disclosed as "Consolidated Debt" pursuant to Section I or II above.

V. Junior Subordinated Debt/Guaranties of Hybrid Preferred Securities(6)




VI.   Other Hybrid Debt/Equity Securities(7)





-----------------
   6 Set forth all Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary and all guaranties by the Borrower of payments with respect to any Hybrid Preferred Securities.

   7 Set forth any hybrid debt/equity securities (other than Junior Subordinated Debt and Hybrid Preferred Securities) issued by the Borrower or any Consolidated Subsidiary and the amount of the Net Proceeds from each such issuance.

                                 SCHEDULE 1
                                TO EXHIBIT F

                Computation of Aggregate Debt of the Borrower


Aggregate Debt of the Borrower shall include (without duplication) any and all indebtedness, liabilities and other monetary obligations of the Borrower (whether for principal, interest, fees, costs, expenses or otherwise, and contingent or otherwise):(1)

   (i)    for borrowed money or evidenced
          by bonds, debentures, notes or other
          similar instruments                       $___________

   (ii)   to pay the deferred purchase price
          of property or services (except trade
          accounts payable arising in the
          ordinary course of business which
          are not overdue)                          $___________

   (iii)  as lessee under leases which shall
          have been or should be, in accordance
          with GAAP, recorded as capital leases     $___________

   (iv)   under reimbursement or similar
          agreements with respect to letters of
          credit issued thereunder                  $___________

   (v)    under any interest rate swap, "cap",
          "collar" or other hedging agreements;
          provided, however, for purposes of the
          calculation of Debt for this clause
          only, the actual amount of Debt of the
          Borrower shall be determined on a
          net basis to the extent such agreements
          permit such amounts to be calculated on
          a net basis                               $___________

-----------------
   1 See the definition of "Consolidated Debt" contained in the Credit Agreement for certain exclusions from Debt of the Borrower.

   (vi)   to pay rent or other amounts under leases
          entered into in connection with sale and
          leaseback transactions involving assets of
          the Borrower being sold in connection
          therewith                                 $___________

   (vii)  arising from any accumulated funding
          deficiency (as defined in Section 412(a)
          of the Internal Revenue Code of 1986,
          as amended) for a Plan                    $___________

  (viii)  direct or indirect guaranties in respect
          of, and obligations to purchase or
          otherwise acquire, or otherwise to
          warrant or hold harmless, pursuant
          to a legally binding agreement, a
          creditor against loss in respect of,
          Debt of others referred to in clauses
          (i) through (vii) above                   $___________

 (ix)(2)  other guaranty or similar financial
          obligations in respect of the performance
          of others, including, without limitation,
          any financial obligation, contingent or
          otherwise, of the Borrower guaranteeing
          or otherwise supporting any Debt or other
          obligation of any other Person in any
          manner, whether directly or indirectly,
          and including, without limitation, any
          obligation of such Person, direct or
          indirect                                  $___________

      (A)     to purchase or pay (or advance or
              supply funds for the purchase or
              payment of) such Debt or to
              purchase (or to advance or supply
              funds for the purchase of) any
              security for the payment of such

-----------------
   2 Set forth only the net amount of certain Support Obligations provided by the Borrower in connection with sales of natural gas, natural gas liquids, electricity, oil, propane or coal by MS&T, as detailed in Annex A to this Schedule 1.

              Debt                                  $___________

      (B)     to purchase property, securities or
              services for the purpose of assuring
              the owner of such Debt of the
              payment of such Debt                  $___________

      (C)     to maintain working capital, equity
              capital, available cash or other
              financial statement condition of the
              primary obligor so as to enable the
              primary obligor to pay such Debt      $___________

      (D)(3)  to provide equity capital under or
              in respect of equity subscription
              arrangements (to the extent that
              such obligation to provide equity
              capital does not otherwise
              constitute Debt)                      $___________

      (E)(3)  to perform, or arrange for the
              performance of, any non-monetary
              obligations or non-funded debt
              payment obligations of the primary
              obligor                               $___________

      (F)     Other                                 $___________

                  Total of Debt of the Borrower     $___________

                                                      ==========

-----------------
   3 For purposes of this clause do not include Support Obligations if such Support Obligation or the primary obligation so supported is not fixed or conclusively determined or is not otherwise reasonably quantifiable as of the date of determination.

                            ANNEX A to SCHEDULE 1


                   Details Regarding MS&T Transactions(4)


1. Support Obligations Relating to Payment Obligations

   Aggregate amount of Support Obligations
   provided by the Borrower in respect of
   MS&T's payment obligations under any
   Covering Transaction

     (a) [List each such Support Obligation]    $________
     (b)                                        $________
     (c)                                        $________
     (d)                                        $________


   Less:

   Aggregate amount of any Support Obligations provided by any Purchasing Party Guarantor or any irrevocable letter of credit issued for the account of any Purchasing Party or Purchasing
   Party Guarantor

     (a)  [List each such Support Obligation
           or letter of credit that relates to
           the corresponding subsection above]  $________
     (b)                                        $________
     (c)                                        $________
     (d)                                        $________


-----------------
   4 See subsection (d) of the definition of "Consolidated Debt" contained in the Credit Agreement for the specific requirements of any offsetting Support Obligations.

2. Support Obligations Relating to Performance Obligations

   Aggregate amount of Support Obligations
   provided by the Borrower in respect of
   MS&T's performance obligations to any
   Purchasing Party

     (i) [List each such Support Obligation]    $________
     (ii)                                       $________
     (iii)                                      $________
     (iv)                                       $________


   Less:

   Aggregate amount of any Support Obligations provided by any Counterparty Guarantor or any performance bond issued for the account of any counterparty to a Covering Transaction or any Counterparty Guarantor

     (i) [List each such Support Obligation
         or performance bond that relates to
         the corresponding subsection above]    $________
     (ii)                                       $________
     (iii)                                      $________
     (iv)                                       $________

                                                  EXHIBIT G



                          FORM OF LENDER ASSIGNMENT



                                         Dated _______ ___, ____



   Reference is made to the Credit Agreement, dated as of July 2, 1997 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"), the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent, Collateral Agent, Documentation Agent and Syndication Agent, and the Co-Agents and Lead Managers named therein. Pursuant to the Credit Agreement, _________ ___________________ (the "Assignor") has committed to make loans ("Loans") to the Borrower[, which Loans are evidenced by a promissory note (the "Note") issued by the Borrower to the Assignor].

   The Assignor and ________________________________ (the "Assignee")
agree as follows:

   1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement (the "Assigned Interest"), including, without limitation, such interest in the Assignor's Commitment under each Tranche[,] [and] the Loans owing to the Assignor [and the Note held by the Assignor]. Such sale and assignment by the Assignor is being made on a pro rata basis among the Assignor's rights and obligations under each Tranche. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Loans owing to the Assignee in the aggregate and under each Tranche will be as set forth in Section 2 of
Schedule 1. The effective date of this sale and assignment shall be the date specified in Section 3 of Schedule 1 hereto (the "Effective Date").

   2. On _______________, ____, the Assignee will pay to the Assignor, in same day funds, at such address and account as the Assignor shall advise the Assignee, $___________, and (subject to the satisfaction of the requirements set forth in Section 11.07(d) of the Credit Agreement) the sale and assignment contemplated hereby shall thereupon become effective as of the Effective Date. From and after the Effective Date, the Assignor agrees that the Assignee shall be entitled to all rights, powers and privileges of the Assignor under the Credit Agreement [and the Note] to the extent of the Assigned Interest, including without limitation (i) the right to receive all payments in respect of the Assigned Interest for the period from and after the Effective Date, whether on account of principal, interest, fees, indemnities in respect of claims arising after the Effective Date, increased costs, additional amounts or otherwise, (ii) the right to vote and to instruct the Agents under the Credit Agreement according to its Percentage based on the Assigned Interest, (iii) the right to set-off and to appropriate and apply deposits of the Borrower as set forth in the Credit Agreement and (iv) the right to receive notices, requests, demands and other communications. The Assignor agrees that it will promptly remit to the Assignee any amount received by it in respect of the Assigned Interest (whether from the Borrower, any Agent or otherwise) in the same funds in which such amount is received by the Assignor.

   3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto;
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) represents and warrants to the Assignee and the Administrative Agent that it has duly executed and delivered this Assignment and that the execution, delivery and performance by the Assignor of this Assignment have been duly authorized by all necessary action (corporate or otherwise). Except as specified in this Section 3, the assignment of the Assigned Interest contemplated hereby shall be without recourse to the Assignor.

   4. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 7.01(e)(i) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and purchase the Assigned Interest, (ii) agrees that it will, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) confirms that it satisfies the requirements of an Eligible Assignee, (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to each Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (vi) represents and warrants to the Assignor and the Administrative Agent that it has duly executed and delivered this Assignment and that the execution, delivery and performance by the Assignor of this Assignment have been duly authorized by all necessary action (corporate or otherwise).

   5. This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

   6. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

   IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

                                 Schedule 1
                                     to
                            Assignment Agreement
                      Dated ____________________, ____


Section 1.

  Percentage Interest:                                   _____%

Section 2.

  Assignee's Aggregate Commitments:                $___________

     (i)   Revolving 364-Day Commitment:      $___________
     (ii)  Revolving Three-Year Commitment:   $___________
     (iii) Term Commitment:                   $___________

  Aggregate Outstanding Principal Amount of
     Loans owing to the Assignee:                  $___________

     (i)   Revolving 364-Day Loans:           $___________
     (ii)  Revolving Three-Year Loans:        $___________
     (iii) Term Loans:                        $___________

Section 3.

  Effective Date:                                  __________, ____


                              [NAME OF ASSIGNOR]


                              By:_______________________________
                                Name:
                                Title:

                              [NAME OF ASSIGNEE]


                              By:_______________________________
                                Name:
                                Title:

Consented to: (1)

CMS ENERGY CORPORATION


By:____________________________
  Name:
  Title:


THE CHASE MANHATTAN BANK,
  as Administrative Agent


By:____________________________
  Name:
  Title:





_______________________

(1) Consent of the Borrower and the Administrative Agent is required for all assignments except for any assignment by a Lender to any of its Affiliates or to any other Lender or any of its Affiliates.

                                                   EXHIBIT H


                           TERMS OF SUBORDINATION
                          (Junior Subodinated Debt)



                                ARTICLE ____

                                SUBORDINATION

     Section ___.1 Applicability of Article; Securities Subordinated to Senior Indebtedness. (a) This Article ____ shall apply only to the Securities of any series which, pursuant to Section ___, are expressly made subject to this Article. Such Securities are referred to in this Article ____ as "Subordinated Securities."

     (b) The Issuer covenants and agrees, and each Holder of Subordinated Securities by his acceptance thereof likewise covenants and agrees, that the indebtedness represented by the Subordinated Securities and the payment of the principal and interest, if any, on the Subordinated Securities is subordinated and subject in right, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness.

     "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date hereof or thereafter incurred, created or assumed: (i) indebtedness of the Issuer for money borrowed by the Issuer (including purchase money obligations) or evidenced by debentures (other than the Subordinated Securities), notes, bankers' acceptances or other corporate debt securities, or similar instruments issued by the Issuer; (ii) all capital lease obligations of the Issuer; (iii) all obligations of the Issuer issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) obligations with respect to letters of credit;
(v) all indebtedness of others of the type referred to in the preceding clauses (i) through (iv) assumed by or guaranteed in any manner by the Issuer or in effect guaranteed by the Issuer; (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Notes, as the case may be, including all other debt securities and guaranties in respect of those debt securities, issued to any other trusts, partnerships or other entities affiliated with the Issuer which act as a financing vehicle of the Issuer in connection with the issuance of preferred securities by such entity or other securities which rank pari passu with, or junior to, the Preferred Securities, and (2) any indebtedness between or among the Issuer and its affiliates; and/or
(vii) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Securities.

     This Article shall constitute a continuing obligation to all Persons who, in reliance upon such provisions become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

     Section ___.2 Issuer Not to Make Payments with Respect to Subordinated Securities in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and premium and interest thereon shall first be paid in full, or such payment duly provided for in cash in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of, or interest on, Subordinated Securities or to acquire any Subordinated Securities or on account of any sinking fund provisions of any Subordinated Securities (except payments made in capital stock of the Issuer or in warrants, rights or options to purchase or acquire capital stock of the Issuer, sinking fund payments made in Subordinated Securities acquired by the Issuer before the maturity of such Senior Indebtedness, and payments made through the exchange of other debt obligations of the Issuer for such Subordinated Securities in accordance with the terms of such Subordinated Securities, provided that such debt obligations are subordinated to Senior Indebtedness at least to the extent that the Subordinated Securities for which they are exchanged are so subordinated pursuant to this Article ____).

     (b) Upon the happening and during the continuation of any default in payment of the principal of, or interest on, any Senior Indebtedness when the same becomes due and payable or in the event any judicial proceeding shall be pending with respect to any such default, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Issuer with respect to the principal of, or interest on, Subordinated Securities or to acquire any Subordinated Securities or on account of any sinking fund provisions of Subordinated Securities (except payments made in capital stock of the Issuer or in warrants, rights, or options to purchase or acquire capital stock of the Issuer, sinking fund payments made in Subordinated Securities acquired by the Issuer before such default and notice thereof, and payments made through the exchange of other debt obligations of the Issuer for such Subordinated Securities in accordance with the terms of such Subordinated Securities, provided that such debt obligations are subordinated to Senior Indebtedness at least to the extent that the Subordinated Securities for which they are exchanged are so subordinated pursuant to this Article ____).

     (c) In the event that, notwithstanding the provisions of this Section ___.2, the Issuer shall make any payment to the Trustee on account of the principal of or interest on Subordinated Securities, or on account of any sinking fund provisions of such Securities, after the maturity of any Senior Indebtedness as described in Section ___.2(a) above or after the happening of a default in payment of the principal of or interest on any Senior Indebtedness as described in Section ___.2(b) above, then, unless and until all Senior Indebtedness which shall have matured, and all premium and interest thereon, shall have been paid in full (or the declaration of acceleration thereof shall have been rescinded or annulled), or such default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections ___.6 and ___.7) shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of such Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay the same in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. The Issuer shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Indebtedness.

     Section ___.3 Subordinated Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Issuer. Upon any distribution of assets of the Issuer in any dissolution, winding up, liquidation or reorganization of the Issuer (whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

             (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full of the principal thereof and premium and interest due thereon, or provision shall be made for such payment, before the Holders of Subordinated Securities are entitled to receive any payment on account of the principal of or interest on such Securities;

             (b) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (other than securities of the Issuer as reorganized or readjusted or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article ____ with respect to Subordinated Securities, to the payment in full without diminution or modification by such plan of all Senior Indebtedness), to which the Holders of Subordinated Securities or the Trustee on behalf of the Holders of Subordinated Securities would be entitled except for the provisions of this Article ____ shall be paid or delivered by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative, or to the trustee under any indenture under which Senior Indebtedness may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Indebtedness; and

             (c) in the event that notwithstanding the foregoing provisions of this Section ___.3, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (other than securities of the Issuer as reorganized or readjusted or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article ____ with respect to Subordinated Securities, to the payment in full without diminution or modification by such plan of all Senior Indebtedness), shall be received by the Trustee or the Holders of the Subordinated Securities on account of principal of or interest on the Subordinated Securities before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Section ___.6 and ___.7) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Indebtedness may have been issued (pro rata as provided in subsection (b) above), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

     The Issuer shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Issuer.

     The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article ____ hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section ___.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated such in Article ____.

     Section ___.4 Holders of Subordinated Securities to be Subrogated to Right of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holders of Subordinated Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuer applicable to the Senior Indebtedness until all amounts owing on Subordinated Securities shall be paid in full, and for the purposes of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Issuer or by or on behalf of the Holders of Subordinated Securities by virtue of this Article ____ which otherwise would have been made to the Holders of Subordinated Securities shall, as between the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of Subordinated Securities, be deemed to be payment by the Issuer to or on account of the Senior Indebtedness, it being understood that the provisions of this Article ____ are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Section ___.5 Obligation of the Issuer Unconditional. Nothing contained in this Article ____ or elsewhere in this Indenture or in any Subordinated Security is intended to or shall impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of Subordinated Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of Subordinated Securities the principal of, and interest on, Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of Subordinated Securities and creditors of the Issuer other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article ____ of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Issuer referred to in this Article ____, the Trustee and Holders of Subordinated Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or, subject to the provisions of Section ___ and ___, a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making such payment or distribution to the Trustee or the Holders of Subordinated Securities, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article ____.

     Nothing contained in this Article ____ or elsewhere in this Indenture or in any Subordinated Security is intended to or shall affect the obligation of the Issuer to make, or prevent the Issuer from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and, except as provided in subsections (a) and (b) of Section ___.2, payments at any time of the principal of, or interest on, Subordinated Securities.

     Section ___.6 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment or distribution to or by the Trustee in respect of the Subordinated Securities. Notwithstanding the provisions of this Article ____ or any provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution to or by the Trustee, unless at least two Business Days prior to the making of any such payment, the Trustee shall have received written notice thereof from the Issuer or from one or more holders of Senior Indebtedness or from any representative thereof or from any trustee therefor, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such representative or trustee; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections ___ and ___, shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative or trustee on behalf of the holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a representative of or trustee on behalf of any such holder). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payments or distribution pursuant of this Article ____, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article ____, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and nothing in this Article ____ shall apply to claims of, or payments to, the Trustee under or pursuant to Section ___.

     Section ___.7 Application by Trustee of Monies or Government Obligations Deposited with It. Money or Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section ____ shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Subordinated Securities, shall not be subject to the subordination provisions of this Article ____, if the same are deposited in trust prior to the happening of any event specified in Section ___.2. Otherwise, any deposit of monies or Government Obligations by the Issuer with the Trustee or any paying agent (whether or not in trust) for the payment of the principal of, or interest on, any Subordinated Securities shall be subject to the provisions of Section ___.1, ___.2 and ___.3 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purposes (including, without limitation, the payment of the principal of, or the interest, if any, on any Subordinated Security) the Trustee shall not have received with respect to such monies the notice provided for in Section ___.6, then the Trustee or the paying agent shall have full power and authority to receive such monies and Government Obligations and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section ___.7 shall be construed solely for the benefit of the Trustee and paying agent and, as to the first sentence hereof, the Securityholders, and shall not otherwise effect the rights of holders of Senior Indebtedness.

     Section ___.8 Subordination Rights Not Impaired by Acts or Omissions of Issuer or Holders of Senior Indebtedness. No rights of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holders or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Issuer may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Subordinated Securities, without incurring responsibility to the Holders of the Subordinated Securities and without impairing or releasing the subordination provided in this Article ____ or the obligations hereunder of the Holders of the Subordinated Securities to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection for such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer, as the case may be, and any other Person.

     Section ___.9 Securityholders Authorize Trustee to Effectuate Subordination of Securities. Each Holder of Subordinated Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article ____ and appoints the Trustee his attorney-in-fact for such purpose, including in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) the immediate filing of a claim for the unpaid balance of his Subordinated Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

     Section ___.10 Right of Trustee to Hold Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article ____ in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness of the Issuer, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article ____, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Sections ___.2 and ___.3, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Subordinated Securities, the Issuer or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article ____ or otherwise.

     Section ___.11 Article ____ Not to Prevent Events of Defaults. The failure to make a payment on account of principal or interest by reason of any provision in this Article ____ shall not be construed as preventing the occurrence of an Event of Default under Section ____.
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                                                   EXHIBIT I


                           TERMS OF SUBORDINATION
                  (Guaranty of Hybrid Preferred Securities)

  SECTION ___. This Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all other liabilities of the Guarantor and pari passu with any guarantee now or hereafter entered into by the Guarantor in respect of the securities representing common beneficial interests in the assets of the Issuer or of any preferred or preference stock of any affiliate of the Guarantor.

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